UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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BURGER KING WORLDWIDE, INC.
bure(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Burger King Worldwide, Inc.

5505 Blue Lagoon Drive

Miami, Florida 33126

April 2, 2013

Dear Stockholder:

It is my pleasure to invite you to the Annual Meeting of Stockholders of Burger King Worldwide, Inc. to be held on May 15, 2013, at the global headquarters of Burger King Corporation located at 5505 Blue Lagoon Drive, Miami, FL 33126, at 9:00 a.m. Eastern Standard Time. The Notice of the Annual Meeting and proxy statement provide information concerning the matters to be considered at the Annual Meeting. The Annual Meeting will cover only the business contained in the proxy statement.

We are primarily furnishing proxy materials to our stockholders on the Internet rather than mailing paper copies of the materials to each stockholder. As a result, most of you will receive an Important Notice Regarding Availability of Proxy Materials instead of paper copies of this proxy statement and our annual report on Form 10-K. The notice contains instructions on how to access the proxy statement and the annual report over the Internet, as well as instructions on how to request a paper copy of our proxy materials, if you so desire. We believe that this process will reduce the environmental impact and lower the costs of printing and distributing our proxy materials.

We look forward to seeing you at the meeting.

Best regards,

Bernardo Hees

Chief Executive Officer

Burger King Worldwide, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time:	9:00 a.m. on May 15, 2013
Place:	Burger King Corporation, 5505 Blue Lagoon Drive, Miami, FL 33126
Items of Business:

(1) Election of the eight (8) directors specifically named in the proxy statement, each for a term of one (1) year or until the 2014 Annual Meeting of Stockholders.

(2) Approval, on an advisory basis, of the compensation paid by Burger King Worldwide to its named executive officers (the “say-on-pay vote”).

(3) Approval, on an advisory basis, of the frequency of the say-on-pay vote in the future.

(4) Ratification of the appointment of KPMG LLP as the independent registered public accounting firm of Burger King Worldwide for 2013.

(5) Approval of our Amended and Restated 2012 Omnibus Incentive Plan, which will increase the shares available for issuance under the Plan from 8,500,000 to 14,500,000.

(6) Any other business properly brought before the meeting.

Who Can Vote:	You can vote if you were a stockholder of record as of the close of business on March 18, 2013.
Website:	You may read Burger King Worldwide, Inc.’s Annual Report on Form 10-K and this proxy statement on our website at www.bk.com.
Date of Mailing:	The Important Notice Regarding Availability of Proxy Materials (the “Notice”) is being mailed on or about April 2, 2013. This proxy statement and the form of proxy will be available on the Internet on or about April 2, 2013.

By Order of the Board of Directors

Jill Granat

Senior Vice President, General Counsel & Secretary

YOUR VOTE IS IMPORTANT

Under securities exchange rules, brokers cannot vote on your behalf for the election of directors or for any other matter that is not deemed “routine”. Therefore, whether or not you plan to attend the Annual Meeting, please provide your proxy by following the instructions on your Notice or proxy card. On April 2, 2013 we mailed to our stockholders the Notice containing instructions on how to access this proxy statement and our Annual Report on Form 10-K (the “Annual Report”) and vote online. If you received the Notice by mail, you will NOT receive a printed copy of the proxy materials in the mail, unless you request a copy. Instead, you should follow the instructions included in the Notice on how to access and review all of the important information contained in the proxy statement and Annual Report. The Notice also instructs you on how you may submit your vote by proxy or over the Internet. If you received this proxy statement and Annual Report in the mail, please submit your proxy by marking, dating and signing the proxy card included and returning it promptly in the envelope enclosed.

Burger King Worldwide, Inc.

PROXY STATEMENT

For Annual Meeting of Stockholders To Be Held On

May 15, 2013

The Board of Directors (our “Board of Directors” or our “Board”) of Burger King Worldwide, Inc., a Delaware corporation, solicits the enclosed proxy for use at our Annual Meeting of Stockholders to be held at 9:00 a.m. (Eastern Standard Time), on May 15, 2013, at the global headquarters of Burger King Corporation located at 5505 Blue Lagoon Drive, Miami, FL 33126. This proxy statement contains information about the matters to be voted on at the Annual Meeting and the voting process, as well as information about our directors and most highly paid executive officers.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will vote on several important matters. In addition, our management will report on our performance over the last fiscal year and, following the meeting, respond to questions from stockholders.

Why am I receiving these materials?

You received these materials because our Board of Directors is soliciting your proxy to vote your stock at the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting and are entitled to vote on the items of business described in this proxy statement.

Why did I receive a one-page Notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement and our Annual Report available to our stockholders electronically via the Internet. On April 2, 2013, we mailed to our stockholders a Notice containing instructions on how to access this proxy statement and our Annual Report and vote online. If you received a Notice by mail you will NOT receive a printed copy of the proxy materials in the mail, unless you request a copy. The Notice instructs you on how to access and review all of the important information contained in this proxy statement and the Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained in the Notice.

We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the environmental impact and lower the cost of the Annual Meeting.

Who may vote?

You may vote if you owned our common stock as of the close of business on March 18, 2013 (the “Record Date”). Each share of our common stock is entitled to one vote. As of the Record Date, there were 350,769, 811 shares of common stock outstanding and entitled to vote at the Annual Meeting.

How many votes must be present to hold the Annual Meeting?

A majority of the outstanding stock entitled to vote at the Annual Meeting, represented in person or by proxy, will constitute a quorum. Shares of common stock represented in person or by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present.

What am I voting on?

You will be voting on the following five (5) items of business at the Annual Meeting:

•	Election of the eight (8) directors specifically named in this proxy statement, each for a term of one (1) year or until the 2014 Annual Meeting of Stockholders.

•	Approval, on an advisory basis, of the compensation paid by Burger King Worldwide to its named executive officers (the “say-on-pay vote”).

•	Approval, on an advisory basis, of the frequency of the say-on-pay vote in the future.

•	Ratification of the appointment of KPMG LLP as the independent registered public accounting firm of Burger King Worldwide for 2013.

•	Approval of our Amended and Restated 2012 Omnibus Incentive Plan, which will increase the shares available for issuance under the Plan from 8,500,000 to 14,500,000.

We will also consider other business that properly comes before the meeting.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your stock:

•	“FOR” each of the nominees named in this proxy statement for election to the Board;

•	“FOR” the approval of our executive compensation;

•	“FOR” an annual say-on-pay frequency vote;

•	“FOR” the ratification of the selection of KPMG LLP as our independent auditors for 2013; and

•	“FOR” the approval of our Amended and Restated 2012 Omnibus Incentive Plan.

What vote is required to approve each proposal?

Proposal	Vote required to approve the proposal
Election of directors	Directors are elected by plurality. This means that the nominees for director receiving the highest number of votes cast will be elected to fill each of the eight director positions.
Say-on-Pay	This is a non-binding advisory vote. Our Board will consider our executive compensation to have been approved if the proposal receives more votes cast “For” than “Against”.
Say-on-Pay frequency vote	This is a non-binding advisory vote. Our Board will consider stockholders to have selected the say-on-pay frequency that receives the greatest number of votes.
Ratification of KPMG as our independent registered public accounting firm for 2013	This proposal requires the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the Annual Meeting.
Approval of our Amended and Restated 2012 Omnibus Incentive Plan	This proposal requires the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the Annual Meeting.

Will my stock be voted if I do not provide my proxy?

If you are the stockholder of record and you do not vote or provide a proxy, your stock will not be voted. Pursuant to the rules of the New York Stock Exchange (“NYSE”), brokerage firms have the authority to vote stock for which their customers do not provide voting instructions on certain “routine” matters. The table below sets out which proposals are considered “routine” matters and which proposals are not considered “routine” matters. When a proposal is not a routine matter and the brokerage firm has not received voting instructions, the brokerage firm cannot vote the stock on that proposal. This is called a “broker non-vote”.

Proposal	Considered a “routine” matter?
Election of directors	No
Say-on-Pay	No
Say-on-Pay frequency vote	No
Ratification of selection of KPMG as our independent registered public accounting firm for 2013	Yes
Approval of our Amended and Restated 2012 Omnibus Incentive Plan	No

What is the impact of abstentions and broker non-votes on the proposals being presented at the meeting?

If a share is present in person or by proxy, because you or your nominee voted on one of the proposals, then the table below sets forth the impact of an abstention or a broker non-vote with respect to each specific proposal.

Proposal	Broker Non- Vote	Abstention
Election of directors	No Impact	No Impact
Say-on-Pay	No Impact	No Impact
Say-on-Pay frequency vote	No Impact	No Impact
Ratification of selection of KPMG as our independent registered public accounting firm for 2013	N/A	No
Approval of our Amended and Restated 2012 Omnibus Incentive Plan	No	No

How do I vote before the Annual Meeting?

If you are a stockholder of record (that is, if your stock is registered in your name with Computershare, our transfer agent (the “Transfer Agent”)), there are three (3) ways to vote before the Annual Meeting:

Telephone Voting: You may vote by calling the toll-free telephone number indicated on the Notice, or if you received a proxy card, by following the instructions on the proxy card. Please follow the voice prompts that allow you to vote your stock and confirm that your instructions have been properly recorded.

Internet Voting: You may vote by logging on to the website indicated on the Notice, or if you received a proxy card, by following the instructions on the proxy card. Please follow the website prompts that allow you to vote your stock and confirm that your instructions have been properly recorded.

Return Your Proxy Card By Mail: If you received your proxy materials by mail, you may vote by completing, signing and returning the proxy card in the postage-paid envelope provided with this proxy statement. The proxy holders will vote your stock according to your directions. If you sign and return your proxy card without specifying choices, your stock will be voted by the persons named in the proxy in accordance with the recommendations of the Board of Directors as set forth in this proxy statement.

Proxies submitted through the Internet or by telephone as described above must be received by 11:59 p.m., Eastern Standard Time, on May 14, 2013. Proxies submitted by mail must be received prior to the Annual Meeting.

What if I hold my shares in “street name”?

You should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet to your broker or nominee. If you provide specific voting instructions by mail, telephone or the Internet, your broker or nominee will vote your shares as you have directed.

Can I vote at the Annual Meeting?

Stock registered directly in your name as the stockholder of record may be voted in person at the Annual Meeting. Stock held in street name may be voted in person only if you obtain a legal proxy from the broker or nominee that holds your stock giving you the right to vote the stock. Even if you plan to attend the Annual Meeting, we encourage you to vote your stock by proxy. You may still vote your stock in person at the meeting even if you have previously voted by proxy.

Can I change my mind after I vote?

Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by:

•	submitting a new proxy by telephone or via the Internet after the date of the earlier voted proxy;

•	signing another proxy card with a later date and returning it to us prior to the Annual Meeting; or

•	attending the Annual Meeting and voting in person.

If you hold your stock in street name, you may submit new voting instructions by contacting your broker, bank or other nominee.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card it means that you have multiple accounts with brokers or with the Transfer Agent. Please vote all of this stock. We encourage you to register all of your stock in the same name and address. You may do this by contacting your broker or the Transfer Agent. The Transfer Agent may be reached through the following methods:

•	By Mail:

Computershare Trust Company, N.A.

P.O. Box 43078

Providence, RI 02940-3078

•	Telephone: 800-736-3001

Hearing Impaired/TDD: 800-952-9245

•	Website: www.computershare.com/investor

Who may attend the Annual Meeting?

The Annual Meeting is open to all stockholders of record as of close of business on the Record Date, or their duly appointed proxies.

What do I need to bring to attend the Annual Meeting?

•	You will need a valid picture identification and proof of ownership of our common stock to attend the Annual Meeting.

•	If you are a stockholder of record, your Notice will be your admission ticket.

•	If you plan to attend the Annual Meeting, please so indicate when you vote.

•

If your stock is held in the name of a bank, broker or other stockholder of record, you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership.

Your admittance to the Annual Meeting will depend upon availability of seating. IF YOU DO NOT HAVE VALID PICTURE IDENTIFICATION AND PROOF THAT YOU OWN BURGER KING WORLDWIDE COMMON STOCK, YOU MAY NOT BE ADMITTED INTO THE ANNUAL MEETING.

May stockholders ask questions?

Yes. Our representatives will answer stockholders’ questions of general interest following the Annual Meeting consistent with the rules distributed at the meeting.

What if other matters are presented for consideration at the Annual Meeting?

As of the date of this proxy statement, our management knows of no matters that will be presented for consideration at the Annual Meeting other than those matters discussed in this proxy statement. If any other matters properly come before the Annual Meeting and call for a vote of stockholders, validly executed proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

GOVERNANCE OF THE COMPANY

On June 20, 2012, following the merger of Burger King Worldwide Holdings, Inc., our predecessor company, with an affiliate of Justice Holdings Limited, we became a publicly listed company and our common stock began trading on the New York Stock Exchange (the “NYSE”). We are a “controlled company” within the meaning of the NYSE rules. A controlled company is one in which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. 3G Special Situations Fund II, L.P., a limited partnership controlled by 3G Capital Partners Ltd., owns 70.5% of our voting stock. Controlled companies are exempt from the NYSE listing standards that require (i) a board composed of a majority of independent directors, (ii) a fully independent nominating/corporate governance committee, and (iii) a fully independent compensation committee. As per the exemption, we do not have a nominating/corporate governance committee. However, notwithstanding the available exemption, we have established a Compensation Committee and our Compensation Committee is composed exclusively of independent directors. We also have a board composed of a majority of independent directors.

Our business and affairs are managed under the direction of our Board of Directors. Our Board believes that good corporate governance is a critical factor in achieving business success and in fulfilling the Board of Directors’ responsibilities to stockholders. Our Board of Directors believes that its practices align management and stockholder interests. Highlights of our corporate governance practices are described below.

What is the composition of the Board of Directors and how often are members elected?

Our bylaws provide that the Board shall determine the number of directors that constitute the Board from time to time; provided that the Board shall not consist of less than three (3) and no more than fifteen (15) members, with the exact number of directors to be fixed from time to time by resolution adopted by a majority of the directors then in office. Our Board of Directors presently consists of eight (8) directors whose terms expire at this Annual Meeting.

How often did the Board meet this year?

The Board of Directors met six times during 2012, including meetings of the Board of Directors of Burger King Worldwide Holdings, Inc., our predecessor company. Each director, except Marcel Herrmann Telles, attended at least 75% of the meetings of the Board and the committees of which he was a member and that were held during this period.

What is the Board’s policy regarding director attendance at the Annual Meeting of stockholders?

We encourage all directors to attend the Annual Meeting of stockholders.

How does the Board select nominees for the Board?

Since there is no nominating/corporate governance committee, our Board is responsible for all director nominations. Our Board periodically reviews the composition of the Board in light of the current challenges and needs of the Board and Burger King Worldwide after considering issues of judgment, diversity, skills, background and experience. The Board is responsible for reviewing, on a periodic basis, the requisite skills and characteristics of potential new Board members in the context of the current make-up of the Board. As outlined in our Corporate Governance Guidelines, this assessment will include an evaluation of (i) the nominee’s qualifications as independent under the NYSE rules and the SEC rules, (ii) the nominee’s ability to devote the time necessary for the diligent performance of duties and responsibilities of Board membership, (iii) the nominee’s financial and business experience, (iv) the nominee’s character, judgment, skills and experience, (v) to the extent that the nominee is a current director, the performance of such director, and (vi) such other matters as the Board deems appropriate.

The Board also reviews and evaluates candidates nominated by stockholders using the same criteria used to evaluate candidates nominated for board membership by the Board. The Board is responsible for selecting nominees for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders.

What is the Board’s leadership structure?

The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and Chief Executive Officer (“CEO”) in any way that is in the best interests of Burger King Worldwide at a given point in time. Therefore, the positions of Chairman of the Board and CEO may be filled by the same person or by different people. At the present time, the positions of Chairman of the Board and CEO are filled by different people.

What are our governance policies and ethical guidelines?

•	Board Committee Charters. The Audit, Compensation and Executive Committees of the Board of Directors operate pursuant to written charters. These charters are available on our website at www.bk.com.

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Corporate Governance Guidelines. The Board of Directors has documented its corporate governance guidelines in the Burger King Worldwide Corporate Governance Guidelines. These guidelines are available on our website at www.bk.com.

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Code of Ethics. Burger King Worldwide’s Code of Business Ethics and Conduct (the “Code”) was adopted to emphasize our commitment to the highest standards of business conduct. The Code of also sets forth information and procedures for employees to report ethical or accounting concerns, misconduct or violations of the Code in a confidential manner. It applies to the Board of Directors and all employees of Burger King Worldwide, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code is available on our website at www.bk.com.

•

Code of Conduct for Directors. Our Board of Directors has adopted a Code of Conduct to acknowledge its responsibility for promoting an ethical culture through the actions of Board members and the effective oversight of our compliance programs, policies and procedures. This code is available on our website at www.bk.com.

•

Code of Ethics for Executive Officers. Our Board of Directors has adopted a Code of Ethics applicable to our senior executives to promote the highest ethical standards in Burger King Worldwide’s operation of its global business and the activities of senior management. The Code of Ethics for Executive Officers is available on our website at www.bk.com.

What is the Board’s role in risk oversight?

The Board acts as the ultimate decision-making body and advises and oversees management, who is responsible for the day-to-day operations and management. The Board reviews our financial performance on a regular basis at Board meetings and through periodic updates. The Board reviews our long-term strategic plans and the most significant financial, accounting and risk management issues that we face during at least one Board meeting each year.

What is the conclusion of the Compensation Committee regarding the risks presented by our incentive plans and programs?

Based on a comprehensive review and analysis of our incentive plans and programs, the Compensation Committee believes these programs are not reasonably likely to give rise to risks that would have a material adverse effect on our business. The Compensation Committee considered the following factors as part of its review and analysis of our incentive plans and programs:

•	Rigorous oversight from the Board, Compensation Committee and senior management with discretion to award and/or reduce payouts if excessive risk is taken;

•	Linkage of individual performance targets to the strategic plan established for the CEO by the Board and cascaded through a comprehensive process;

•	Properly balanced pay mix between fixed and variable compensation;

•	Annual cash incentive plan that measures business performance through a profitability metric (EBITDA) and includes free cash flow and zero based budgeting goals that gauge quality of performance;

•	Capping annual cash incentive plan payouts to a maximum of 120% of the worldwide target;

•	Equity awards in the form of stock options with a five-year cliff vest; and

•	Bonus swap program that encourages retention of shares by requiring the forfeiture of matching stock options if shares are sold prior to vesting.

What other significant board practices do we have?

•	Private Executive Sessions. Executive sessions or meetings of non-employee directors without management present are held as part of each regularly scheduled Board meeting.

•

Board and Committees’ Evaluations. The Board conducts an annual self-evaluation of the full Board to determine whether it and its committees are functioning effectively. The assessment focuses on the Board’s contributions to Burger King Worldwide and specifically on areas in which the Board or management believes that the Board or any of its committees could improve. This process also includes annual self-assessments by each Board committee, relying on a review process similar to that used by the Board, with performance criteria for each committee established on the basis of its charter. The self-evaluations are discussed with the full Board.

What access do the Board and Board committees have to management?

Directors are entitled to direct access to management and employees and to our outside advisors. Any meetings or contacts that a director wishes to initiate may be arranged through the CEO or the Secretary or directly by the director in appropriate circumstances.

What access do the Board and Board committees have to outside advisors?

The Board and each of its committees is authorized to hire independent legal, financial or other advisors as they may consider necessary, without consulting or obtaining the advance approval of management or, in the case of committees, the full Board. We are required to provide sufficient funding to the Board and to each committee, as determined by the Board and each of its committees, to exercise their functions and provide compensation for the services of their advisors.

How do stockholders communicate with the Board?

Stockholders and other parties interested in communicating directly with the Chairman of the Board or with the non-management directors may do so by writing to: Chairman of the Board, c/o Jill Granat, General Counsel and Secretary, Burger King Worldwide, Inc., 5505 Blue Lagoon Drive Miami, FL 33126. All communications should include the name, address, telephone number and email address (if any) of the person submitting the communication and indicate whether the person is a stockholder.

The Board has approved a process for handling correspondence received by Burger King Worldwide and addressed to the Chairman or to non-management members of the Board. Under that process, the General Counsel and Secretary reviews all such correspondence and maintains a log of and forwards copies of correspondence that, in the opinion of the General Counsel and Secretary, deals with the functions of the Board or committees thereof or that she otherwise determines requires their attention. The General Counsel and Secretary may screen frivolous or unlawful communications and commercial advertisements. Directors may review the log maintained by the General Counsel and Secretary at any time.

What are our policies on reporting of concerns regarding accounting?

Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

What are the committees of the Board?

Our Board currently has three standing committees, the Audit Committee, the Compensation Committee and the Executive Committee. Set forth below is a description of the responsibilities of these committees, their membership and the number of meetings held during 2012.

Audit Committee	Audit Committee Functions	Number of Meetings in 2012
• Martin E. Franklin • Paul J. Fribourg (Chairman) • Alan Parker

•   Appointing our independent auditor and approving the fees paid to our independent auditor;

•   Overseeing the quality and integrity of our financial statements and related disclosure;

•   Overseeing the qualifications, independence and performance of our independent auditor;

•   Overseeing the performance of our internal audit function;

•   Overseeing our systems of disclosure controls and procedures, and internal controls over financial reporting;

•   Overseeing our compliance with all legal and regulatory requirements and our compliance program; and

•   Reviewing and approving the Audit Committee report that is required by the SEC to be included in our annual proxy statement.

4

The Board of Directors has determined that all the members of the Audit Committee are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE and that Paul J. Fribourg, is qualified as an audit committee financial expert within the meaning of SEC regulations. The Board has also determined that Mr. Fribourg has accounting and related financial management expertise within the meaning of the listing standards of the NYSE and that each member is financially literate within the meaning of the listing standards of the NYSE. Alexandre Van Damme was a member of the Audit Committee of Burger King Worldwide Holdings, Inc., our predecessor company, from January 1, 2012 until June 18, 2012. Messrs. Franklin and Parker were appointed to the Audit Committee on June 18, 2012 and served for the remainder of the year.

Compensation Committee	Compensation Committee Functions	Number of Meetings in 2012
Alexandre Behring (Chairman) Carlos Alberto Sicupira Marcel Herrmann Telles	• Overseeing and setting our compensation and benefits policies generally; • Evaluating the performance of our CEO; • Evaluating the performance of the employees who report directly to the CEO (collectively, the “CEO Direct Reports”); • Overseeing and setting compensation for the CEO, the CEO Direct Reports and the members of the Board; and • Reviewing our management succession plan.	1

Pursuant to its charter, the Compensation Committee may delegate to one or more officers of Burger King Worldwide the authority to make grants and awards of stock rights or options to any persons other than the CEO, any person who reports directly to the CEO, and any person covered by Section 16 of the Securities Exchange

Act of 1934, as amended. As permitted under applicable law and the listing standards of the NYSE, the Compensation Committee may delegate its authority to subcommittees or the Chairman of the Compensation Committee when it deems appropriate and in the best interests of Burger King Worldwide.

The Compensation Committee has the sole authority, pursuant to its charter, to retain and terminate any compensation consultant assisting the Compensation Committee in the evaluation of executive officer compensation, including sole authority to approve all such compensation consultant’s fees and other retention terms. During 2012, neither Burger King Worldwide nor its management engaged any compensation consultants.

The Board of Directors has determined that each member of the Compensation Committee (i) meets the independence requirements of the NYSE, (ii) meets the requirements of an outside director pursuant to the Internal Revenue Code and (iii) meets the requirements of a non-employee director under the Securities Exchange Act of 1934, as amended.

Executive Committee	Executive Committee Functions	Number of Meetings in 2012
Alexandre Behring (Chairman) Bernardo Hees	• Exercising the powers and rights of the Board (except if prohibited by applicable law and regulation) if the individual amounts do not exceed $25 million.	0

Why does the Board not have a nominating committee?

Because we are a controlled company, we are not required to have a nominating committee. Therefore, the full Board of Directors acts as our nominating committee.

What are our policies and procedures with respect to related person transactions?

The Board of Directors has adopted a written related person transactions policy, which is administered by the Audit Committee. This policy applies to any transaction or series of related transactions or any material amendment to any such transaction involving a related person and Burger King Worldwide or any subsidiary.

For purposes of the policy, “related persons” consist of executive officers, directors, director nominees, any stockholder beneficially owning more than 5% of our common stock, and immediate family members of any such persons. In reviewing related person transactions, the Audit Committee takes into account all factors that it deems appropriate, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. No member of the Audit Committee may participate in any review, consideration or approval of any related person transaction in which the director or any of his immediate family members is the related person.

Steven M. Wiborg, Executive Vice President and President of North America, is a director and an owner of Aspen Holdings Group, LLC (“Aspen Holdings”). Each of two subsidiaries of Aspen Holdings leases a restaurant to BKC in Omaha, Nebraska and New Haven, Connecticut for a combined annual rental payment of $170,000.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee, as of the date of this proxy statement, is or has been an officer or employee of Burger King Worldwide and no executive officer of Burger King Worldwide served on the compensation committee or board of any company that employed any member of our Compensation Committee or Board of Directors.

How are directors compensated?

Employee Directors. Employees serving as directors do not receive additional compensation for their services as directors.

Non-Employee Director Annual Compensation. The annual compensation for each director who is not an employee is discussed under “Director Compensation” below.

DIRECTOR COMPENSATION

Under our director compensation program, each non-management director other than the Chairman is entitled to receive a one-time option grant with a face value of $500,000. The Chairman is entitled to receive a one-time option grant with a face value of $1,000,000. The option grant cliff vests in five years. In addition, non-management directors other than the Chairman are entitled to receive an annual retainer of $50,000 and the Chairman is entitled to receive an annual retainer of $100,000. Each non-management member of the Audit Committee, Compensation Committee and Executive Committee is entitled to receive an annual committee fee of $10,000. Non-management directors have the opportunity to elect to defer their annual retainer and committee fees and, in lieu of the cash fees, to receive a grant of restricted stock units with a value of two times the foregone fees which will settle upon termination of board service.

This table summarizes compensation paid to each non-employee director during 2012.

Name	Fees Earned or Paid in Cash ($)	Options(2)($)	RSUs($)(3)	Total ($)
Alexandre Behring			239,993	239,993
Martin E. Franklin(1)	30,000	124,586		154,586
Paul J. Fribourg			119,988	119,988
Alan Parker(1)		124,586	54,338	178,924
Carlos Alberto Sicupira			119,998	119,998
Marcel Herrmann Telles			119,998	119,998
Alexandre Van Damme			109,991	109,991

(1)	Martin E. Franklin and Alan Parker were appointed to the Board in June 2012 after the merger of Burger King Worldwide Holdings, Inc., our predecessor company (“Worldwide Holdings”), with an affiliate of Justice Holdings Limited. All of the other directors served for the full year, either as a member of the Board of Directors of Burger King Worldwide or as a member of the Board of Directors of Worldwide Holdings.
(2)	On August 2, 2012, each of Messrs. Franklin and Parker received a one-time option grant of 32,786 shares of common stock. The options will cliff vest on August 2, 2017. The grant date fair value of a share of common stock was $3.80 on August 2, 2012, which was the grant date of these option awards. The assumptions and methodology used to calculate the grant date fair value for the options are set forth in Note 15 of the audited consolidated financial statements included in Burger King Worldwide’s Annual Report.
(3)	All of the directors, with the exception of Mr. Franklin, elected to defer their retainer and chair fees for 2012 and to receive restricted stock units (RSUs) in lieu of cash with a value of two times the foregone fees. This election was made in December 2011 for all of the directors other than Alan Parker and in July 2012 for Mr. Parker. The RSUs were granted on December 31, 2012 and were fully vested on the grant date. The number of RSUs granted to each of the directors who elected to receive RSUs was determined based on the amount of the director’s retainer and committee fees, divided by the fair market value of a share of Burger King Worldwide common stock on the grant date, which was $16.23, multiplied by two (2).

PROPOSAL 1: ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

Who are this year’s nominees?

The eight (8) nominees recommended by the Board of Directors for election this year to hold office until the 2014 Annual Meeting and until their respective successors are elected and qualified are provided below.

Bernardo Hees Age 43

Mr. Hees has served on our Board and as Chief Executive Officer since June 2012. He served in the same positions with Burger King Worldwide Holdings, Inc. since November 2010. Mr. Hees has also been a Partner at 3G Capital Partners, Ltd. (“3G Capital”) since July 2010. Previously, Mr. Hees served as Chief Executive Officer of American Latina Logistica (ALL) from January 2005 until September 2010 and continues to serve as a member of its board of directors. Mr. Hees joined ALL in 1998 as a logistics analyst, subsequently holding various positions, including operational planning manager, chief financial officer and commercial officer, and, in 2004, held the position of Director-Superintendent. Mr. Hees holds a degree in Economics from the Pontifícia Universidade Católica (Rio de Janeiro), an MBA from the University of Warwick, England, and, in 2005, he concluded an Owner/President Management course at Harvard Business School.

Mr. Hees has experience as chief executive officer of Burger King Worldwide Holdings, Inc. and for a large railroad and logistics company. He has knowledge of strategy and business development, finance, marketing and consumer insight, risk assessment, leadership development and succession planning.

Alexandre Behring Age 46

Mr. Behring has served on our board and as Chairman since June 2012. He has served on the board of Burger King Worldwide Holdings, Inc. since October 2010 and as Chairman since November 2010. Since 2004, Mr. Behring is the managing partner and co-founder of 3G Capital. Previously, Mr. Behring spent 10 years at GP Investments, Latin America’s largest private-equity firm, including eight years as a partner and member of the firm’s Investment Committee. He served for seven years, from 1998 through 2004, as CEO of ALL, Latin America’s largest railroad and logistics company. He served as a director of ALL until December 2011. Mr. Behring also serves as an alternate director of Lojas Americanas S.A., a retail chain operator based in Brazil. From July 2008 to May 2011, Mr. Behring served as a director of CSX Corporation, a U.S. rail-based transportation company.

Mr. Behring has experience in executive roles at private equity firms and as chief executive officer for a large railroad and logistics company. He has knowledge of strategy and business development, finance, risk assessment, logistics and leadership development.

Martin E. Franklin Age 48	Mr. Franklin has served on our board since June 2012. Mr. Franklin is also the founder and Executive Chairman of Jarden Corporation, a Fortune 500 consumer products company. Mr. Franklin was appointed to Jarden’s board of directors in June 2001 and served as Jarden’s Chairman and Chief Executive Officer from September 2001 until June 2011, at which time he was appointed as Executive Chairman. Mr. Franklin is also a principal and executive officer of a number of private investment entities. Mr. Franklin also serves as a director of Promotora de Informaciones, S.A. During the past five years, Mr. Franklin served as a director of the following public companies: Liberty Acquisition Holdings (International) Company, GLG Partners, Inc. and Kenneth Cole Productions, Inc.

Mr. Franklin has experience as the founder, chief executive officer and chairman of a broad-based consumer products company and as a principal and executive officer of a number of private investment companies. Mr. Franklin also has experience as a director of multiple public and private companies in various industries. He has knowledge of strategy and business development, finance, marketing and consumer insights, risk assessment, leadership development and succession planning.

Paul J. Fribourg Age 59

Mr. Fribourg has served on our board since June 2012. He has also served on the Board of Burger King Worldwide Holdings, Inc. since October 2010. Mr. Fribourg has served as the Chairman and Chief Executive Officer of Continental Grain Company, an international agribusiness and investment company with investments in poultry and pork businesses, among others, since 1997. Prior to taking this role, he held a variety of positions with increasing responsibility, from Merchandiser and Product Line Manager to Group President and Chief Operating Officer. Mr. Fribourg has been a director of Loews Corporation, a large diversified holding company, since 1997. Mr. Fribourg is also a director of Estee Lauder Companies, Inc., one of the world’s leading manufacturers and marketers of quality skin-care, make-up, fragrances and hair products, Apollo Global Management, LLC, an alternative investment management firm, and Castleton Commodities International, a leading merchant energy company. He was a director of Smithfield Foods, Inc., the world’s largest pork producer and processor, from 2007 until 2009, Power Corporation of Canada, a diversified management and holding company, from 2005 until 2008, Premium Standard Farms, Inc., a subsidiary of Smithfield Foods, Inc., from 1998 until 2006, and Vivendi, S.A., a French international media conglomerate, from 2003 until 2006.

Mr. Fribourg has experience as the chief executive officer of an international agribusiness and investment company and as a director of multiple public and private companies in various industries. He has knowledge of strategy and business development, finance, corporate governance, risk assessment and leadership development.

Alan C. Parker Age 66

Mr. Parker has served on our board since June 2012. He joined Mothercare PLC, a leading global retailer of products and services for mothers and young children, as Chairman in August 2011 and led a strategic and structural review of that company. Mr. Parker was also appointed Chairman of Darty plc (previously known as Kesa Electricals PLC) in August 2012, having served on their board since October 2010. Darty is a leading cross channel, service led electrical retailer operating across Europe.

Mr. Parker retired as Chief Executive of Whitbread PLC on his 64th birthday in November 2010 after 18 years. Whitbread, in the FTSE100, is the UK’s largest hotel and restaurant company. Mr. Parker was educated at the University of Surrey (BSc), where he is now a Visiting Professor, and is a graduate of the Harvard Business School’s Advanced Management Program and a Fellow of the Institute of Hospitality. In June 2011, Mr. Parker was elected President of the British Hospitality Association. He was previously a Non-Executive Director of Jumeirah Group LLC and Justice Holdings Limited. Before joining Whitbread, Mr. Parker spent ten years with Bass Plc as Senior Vice President of Holiday Inn Europe, Middle East and Africa based in Brussels, and prior to that, Managing Director Europe of Crest Hotels based in Frankfurt.

Carlos Alberto R. Sicupira Age 64

Mr. Sicupira has served on our board since June 2012. He has also served on the board of Burger King Worldwide Holdings, Inc. since October 2010. Mr. Sicupira is one of the founding Principal Partners of 3G Capital and continues to serve as a board member. Mr. Sicupira also serves as a member of the board of directors of Anheuser-Busch InBev. Mr. Sicupira has been Chairman of Lojas Americanas, one of South America’s largest retailers, since 1981, where he served as Chief Executive Officer until 1992. He has also served as a board member of Quilmes Industrial S.A., an Argentine brewery and the exclusive bottler and distributor of PepsiCo products in Argentina and Uruguay since 2002, and as a member of the Board of Dean’s Advisors of Harvard Business School since 1998. He also serves on the boards of Fundação Brava and Fundação Estudar, not-for-profit foundations in Brazil.

Mr. Sicupira has experience as the chief executive officer of a large South American retailer and as a director of multiple public and private companies in various industries. He has knowledge of strategy and business development, marketing and consumer insights, supply chain management and distribution and finance.

Marcel Herrmann Telles Age 63

Mr. Telles has served on our board since June 2012. He has also served on the board of Burger King Worldwide Holdings, Inc. since October 2010. Mr. Telles is one of the founding Principal Partners of 3G Capital and continues to serve as a board member. He also serves as a member of the board of directors of Anheuser-Busch InBev and Quilmes Industrial S.A. He has served on the board of directors of AmBev, a Brazilian brewing company, since 2000. He also served as a member of the board of directors of Lojas Americanas S.A., and as Chief Executive Officer of Companhia Cervejaria Brahma (which became AmBev in 2002) from 1989 to 1999. Since 2009, he has been a member of the Advisory Board of ITAU-UNIBANCO, a banking conglomerate based in Brazil. He also serves on the board of directors of Fundação Estudar, a not-for-profit foundation in Brazil, and on the board of directors of ISMART, a not-for-profit foundation.

Mr. Telles has experience as the chief executive officer of a large brewing company and major consumer brand and as a director of multiple public and private companies in various industries. He has knowledge of strategy and business development, finance, supply chain management and distribution and leadership development.

Alexandre Van Damme Age 51	Mr. Van Damme has served on our board since June 2012. He has also served on the board of Burger King Worldwide Holdings, Inc. since December 2011. Mr. Van Damme has served as a member of the board of directors of Anheuser-Busch InBev since 1992. He joined the beer industry early in his career and held various operational positions within Interbrew, a large Belgian-based brewing company that merged with Anheuser-Busch to form Anheuser-Busch InBev, until 1991, including Head of Corporation Planning and Strategy. He has managed several private venture holding companies and is currently a director of Patri S.A. (Luxembourg). He is also an administrator of the InBev Baillet-Latour Fund, a foundation that encourages social, cultural, artistic, technical, sporting and philanthropic achievements, as well as a director of Delete Blood Cancer US (DBC US), previously called DKMS, the largest bone marrow donor center in the world, and a member of the Insead International Council and Solvay Business

School Consultative Council. Mr. Van Damme graduated from Solvay Business School in Brussels.

Mr. Van Damme has experience as an executive of a large brewing company that is a major consumer brand as well as experience in managing several private venture holding companies. He has knowledge of strategy and business development, risk assessment and leadership development.

If elected, we expect that all of the aforementioned nominees will serve as directors and hold office until the 2014 Annual Meeting of Stockholders and until their respective successors have been elected and qualified.

Director independence

Under NYSE rules, a director qualifies as “independent” if the board of directors affirmatively determines that the director has no material relationship with the listed company. While the focus of the inquiry is independence from management, the board is required to consider broadly all relevant facts and circumstances in making an independence determination. Our Board recognizes the value of having independent directors on the Board and has determined that the following director nominees have no material relationship with Burger King Worldwide and are therefore independent under NYSE standards: Alexandre Behring, Martin E. Franklin, Paul J. Fribourg, Alan Parker, Carlos Alberto Sicupira, Marcel Herrmann Telles and Alexandre Van Damme.

What if a nominee is unwilling or unable to serve?

All of our nominees have agreed to serve. However, if a nominee is unwilling or unable to serve proxies may be voted for a substitute nominated by the Board of Directors.

What vote is required to elect directors?

A plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular slot is elected for that slot. You may vote “FOR” or “WITHHELD” with respect to the election of each director. Only votes “FOR” or “WITHHELD” are counted in determining whether a plurality has been cast in favor of a director.

What is the recommendation of the Board of Directors?

THE BOARD OF DIRECTORS RECOMMENDS THAT

YOU VOTE FOR THE ELECTION OF EACH OF THESE NOMINEES.

PROPOSAL 2: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

(Item 2 on the Proxy Card)

What am I voting on?

As required by SEC rules, we are asking stockholders to approve, on an advisory basis, the 2012 compensation to our named executive officers as described in the “Executive Compensation” section of this proxy statement beginning on page 16.

Stockholders are urged to read the Compensation Discussion and Analysis (“CD&A”) as well as the Summary Compensation Table and related compensation tables and narratives, which discuss how our compensation policies are designed to support our business objectives.

The Board of Directors is asking stockholders to cast a non-binding, advisory vote indicating their approval of that compensation by voting FOR the following resolution:

“RESOLVED, that the stockholders of Burger King Worldwide, Inc. APPROVE, on an advisory basis, the compensation paid to its named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in Burger King Worldwide’s 2013 Annual Meeting proxy statement.”

What is our compensation philosophy and objectives?

We believe that compensation is an important tool to further our long-term goal of creating stockholder value. As such, our compensation philosophy is based on pay-for-performance principles, which incorporate our achievement of specific financial goals as well as achievement by employees of individual performance goals. As discussed in detail under our Compensation Discussion and Analysis section, our compensation programs are designed to support our business initiatives by:

•	rewarding superior financial and operational performance;

•	placing a significant portion of compensation at risk if performance goals are not achieved;

•	aligning the interests of the CEO and the CEO Direct Reports with those of our stockholders; and

•	enabling us to attract, retain and motivate top talent.

What vote is required to approve this proposal?

This is a non-binding advisory vote. Our Board will consider our executive compensation to have been approved if the proposal receives more votes cast “For” than “Against”. While this vote is advisory and non-binding, our Board of Directors will review the voting results and consider stockholder concerns in their continuing evaluation of our compensation program.

What is the recommendation of the Board of Directors?

THE BOARD OF DIRECTORS RECOMMENDS THAT

YOU VOTE FOR PROPOSAL 2.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General Overview

This Compensation Discussion and Analysis, or CD&A, describes our compensation philosophy, how the Compensation Committee establishes executive compensation, the objectives of our various compensation programs, how performance metrics are selected for the various components of our compensation programs and how the performance of our CEO and other named executive officers is evaluated and results in the level of compensation awarded under the various components of our compensation program.

For 2012, our named executive officers, or “NEOs”, were the following executives:

•	Bernardo Hees, our Chief Executive Officer (or “CEO”);

•	Daniel Schwartz, EVP, Chief Financial Officer;

•	Steven Wiborg, EVP, President, North America;

•	José Cil, EVP, President, Europe, the Middle East and Africa; and

•	Flavia Faugeres, EVP, Global Chief Marketing Officer.

Listing as Public Company

On June 20, 2012, Burger King Worldwide Holdings, Inc. our predecessor company (“Worldwide Holdings”), entered into a Business Combination Agreement and Plan of Merger with Justice Holdings Limited and its affiliates, pursuant to which Burger King Worldwide became the ultimate parent company of Burger King Corporation and a publicly traded company with its stock listed on the New York Stock Exchange under the ticker symbol “BKW” (the “Merger”).

All stock options and restricted stock units (RSUs) that had been issued under Worldwide Holdings’ 2011 Omnibus Incentive Plan (the “2011 Omnibus Plan”) that were outstanding on June 20, 2012 were assumed by Burger King Worldwide and converted into stock options to acquire common stock or RSUs, as applicable, of Burger King Worldwide, and Burger King Worldwide assumed all of the obligations under the 2011 Omnibus Plan. The conversion rate for the stock options was 3.355508 (i.e. a stock option to acquire a millishare (1/1000 of a full share) of Worldwide Holdings at an exercise price of $11.89 per millishare or $13.34 per millishare was converted to a stock option to acquire 3.355508 shares of Burger King Worldwide common stock at an exercise price of $3.54 or $3.97 per share of common stock, respectively). The conversion ratio for the RSUs was 3.479129 (an RSU to receive one millishare of Worldwide Holdings common stock was converted to an RSU to receive 3.479129 shares of Burger King Worldwide common stock). All of the equity grants described in the CD&A are presented on an as-converted basis in shares of Burger King Worldwide common stock, even if the equity grants were made by Worldwide Holdings in millishares of Worldwide Holdings common stock.

On June 18, 2012, our Board of Directors (1) adopted the Burger King Worldwide, Inc. 2012 Omnibus Incentive Plan (the “2012 Omnibus Plan”) and determined that all future equity grants and cash incentives for our employees and employees of our subsidiaries would be made pursuant to the 2012 Omnibus Plan and (2) froze the 2011 Omnibus Plan, such that no further grants will be made under the 2011 Omnibus Plan.

Compensation Philosophy

Our compensation philosophy is based on pay-for-performance and meritocratic principles, which incorporates our achievement of specific goals as well as achievement by employees of individual performance goals. Our compensation programs are generally designed to support our business initiatives by:

•	rewarding superior financial and operational performance;

•	placing a significant portion of compensation at risk if performance goals are not achieved;

•	aligning the interests of the NEOs with those of our stockholders; and

•	enabling us to attract, retain and motivate top talent.

In making determinations about compensation, the Compensation Committee places a great emphasis on the following factors specific to the relevant individual and his or her role:

•	performance and long-term potential; and

•	nature and scope of the individual’s responsibilities and his or her effectiveness in supporting our long-term goals.

Oversight of Executive Compensation Programs

Role of Compensation Committee

The Compensation Committee makes compensation decisions and was and is responsible for overseeing and awarding grants under the 2011 Omnibus Plan and the 2012 Omnibus Plan, respectively. The Compensation

Committee is also responsible to the Board of Directors for establishing and overseeing our compensation philosophy and for overseeing our executive compensation policies and programs generally. See “Corporate Governance – What are the committees of the Board?” for a description of the roles and responsibilities of our Compensation Committee.

Role of Executives in Establishing Compensation

Our CEO and Chief People Officer make recommendations to the Compensation Committee regarding job leveling and grading for the NEOs and other senior level employees. During 2012, our CEO, Chief Financial Officer and General Counsel attended the Compensation Committee meeting, although they left the meeting during discussions and deliberations of individual compensation actions affecting them personally and during the Compensation Committee’s executive session. The CEO and Chief Financial Officer also review meeting materials with the Chairman of the Compensation Committee prior to scheduled meetings. Until June 20, 2012, the date that our stock was listed on the New York Stock Exchange, the Compensation Committee delegated to our CEO the right to determine the compensation and other terms of employment of the executives who report directly to the CEO (the “CEO Direct Reports”), with the exception of equity grants which required approval by the Compensation Committee. Under the Compensation Committee Charter adopted on June 18, 2012, the Compensation Committee must review the compensation and other terms of employment of the CEO and the CEO Direct Reports and approve all equity grants made to the CEO, CEO Direct Reports and any person covered by Section 16 of the Securities Exchange Act of 1934, as amended.

Elements of Compensation and Benefit Programs

To achieve our policy goals, the Compensation Committee utilizes the following components of compensation: (1) base salaries, (2) an Annual Bonus Plan, (3) our Annual Bonus Swap Program and (4) discretionary equity grants that may be awarded from time to time.

Base Salary

Objectives and Considerations: We provide base salaries to recognize the skills, competencies, experience and individual performance that each NEO brings to his or her position. The Compensation Committee annually reviews the base salary of the CEO and each other CEO Direct Report. The Compensation Committee considers various factors such as the relevant employment agreement, the executive’s performance and responsibilities, leadership and years of experience, competitive salaries within the marketplace for similar positions, and his or her total compensation package.

2012 Actions. On December 8, 2011, the Compensation Committee approved an increase in the base salary of Daniel Schwartz, our Chief Financial Officer, effective January 27, 2012, from $400,000 to $500,000 as the Compensation Committee determined that this was necessary to make his base salary competitive for his CFO role and to compensate him for his expanded responsibilities in the area of development.

Annual Bonus Program

Objectives and Considerations. Annual cash incentives are performance-based and designed to motivate and reward employees who contribute positively towards our business strategy and achieve their individual performance objectives. Annual cash incentives are only paid if we achieve our minimum financial goals for the calendar year.

Plan Design. Our employees (excluding those who are eligible to participate in other incentive-based compensation plans), including our NEOs, are eligible to receive an annual performance-based cash bonus based on (1) Burger King Worldwide’s performance and (2) their individual performance. For 2012, our annual performance-based cash bonuses were awarded under the 2012 Annual Bonus Program, which was implemented under our 2012 Omnibus Plan.

The formula for determining an eligible employee’s annual cash bonus under the 2012 Annual Bonus Program (the “Bonus Payout”) is set forth below.

Target	X	Achievement	X	Global	=	Bonus
Bonus		Percentage		Multiplier		Payout

Target Bonus: Our Compensation Committee establishes the annual target cash bonus opportunity or “target bonus” for each participating employee as a percentage of current base salary. Target bonuses are set based on the employee’s position, his or her experience, responsibilities, and prior year’s performance. For Messrs. Cil and Wiborg, their respective employment agreements establish a minimum target bonus. For 2012, the target bonus for each NEO, expressed as a percentage of base salary, was as follows:

• Bernardo Hees	200%
• Daniel Schwartz	150%
• Jose Cil	150%
• Flavia Faugeres	150%
• Steven Wiborg	150%

Due to the nature of the CEO’s role and responsibilities, the CEO’s target bonus as a percentage of his base salary is greater than that of the other NEOs.

Achievement Percentage: An executive’s Achievement Percentage is made up of two components: (1) Business Achievement and (2) Individual Achievement, each of which is weighted 50% of the Achievement Percentage. Achievement Percentage is capped at 100%.

Business Achievement - Each year the Compensation Committee establishes (1) the financial metric which it will use for measuring the financial performance of Burger King Worldwide and its various divisions and (2) the threshold, target, and maximum worldwide performance levels which will apply to the calculation of each participating executive’s bonus based on the scope of a participant’s role within Burger King Worldwide.

•

For 2012, the Compensation Committee selected year-over-year organic adjusted EBITDA growth as the financial measure for Business Achievement to facilitate performance comparisons from period to period.

•

Annually, we establish worldwide year-over-year organic adjusted EBITDA growth threshold, target and maximum performance levels and regional organic adjusted EBITDA growth threshold and target performance levels, using the prior year’s EBITDA performance as a baseline to determine achievement in the current year. Burger King Worldwide must achieve at least 80% of the worldwide organic adjusted EBITDA growth target in order for any payments to be made under the Annual Bonus Program except for regions which achieve 100% of their organic adjusted EBITDA growth target, in which case their Business Achievement would be 60%. Each region must achieve at least 80% of their organic adjusted EBITDA growth target in order for a payment with respect to that region’s target to be payable. The maximum payout for Business Achievement is 100%. We refer to our year-over-year organic adjusted EBITDA growth as “EBITDA Growth Achievement.”

•

Business Achievement was measured on worldwide EBITDA Growth Achievement for each of Messrs. Hees and Schwartz and Ms. Faugeres based on their roles and worldwide scope of responsibility. For Messrs. Cil and Wiborg, of the 50% allocated to Business Achievement, 20% was measured on worldwide EBITDA Growth Achievement and 30% was measured on the EBITDA Growth Achievement of their geographic areas of responsibility, which is the EMEA region for Mr. Cil and the North America region for Mr. Wiborg.

Individual Achievement - We measure individual achievement based on a participant’s overall achievement of his or her MBOs, or Management by Objective, expressed as a percentage of completion (with 100% being completion of all MBOs). If a participant’s Individual Achievement is less than 50%, then he or she will not receive a bonus payout for that year even if the Business Achievement target is met. In addition, each participant at the level of director and above must work in a Burger King restaurant for a week during the year in order to receive a bonus payout for that year. At the end of each year, the Compensation Committee evaluates the CEO and reviews the individual performance evaluations that the CEO completed for each other NEO.

In 2012, each NEO had approximately five MBOs with at least 15 key performance indicators, or KPIs, that were evaluated to measure performance of the relevant MBO. Each KPI was expressed as a percentage of completion (with 100% being full completion of a KPI). The KPIs included both quantitative and qualitative metrics associated with the responsibilities of each individual NEO.

Global Multiplier: We have established a “minimum”, “target” and “maximum” Global Multiplier to adjust the bonus payout based upon performance against the worldwide year-over-year organic adjusted EBITDA growth targets. The “minimum” level represents an 80% payout, the “target” level represents a 100% payout, and the “maximum” level represents a 120% payout. If actual worldwide EBITDA Growth Achievement falls between the minimum level and target level, the Global Multiplier would be between 80% and 100%. Likewise, to the extent worldwide EBITDA Growth Achievement falls between the target level and the maximum level, the Global Multiplier would be between 100% and 120%.

2012 Annual Bonus Program Thresholds and Adjustments

Once the Compensation Committee has evaluated (i) the Business Achievement of the company worldwide and at each regional level and (ii) the Individual Achievement of the CEO and each CEO Direct Report, bonus payouts are still subject to the following restrictions:

•

Overriding Payment Qualifier: If we do not achieve the minimum free cash flow target that we established for 2012, then the bonus payout for all participants will be reduced by 30%. For 2012, we exceeded the 2012 free cash flow target.

•

ZBB Qualifier: If the 2012 budget that we established for a function head or region is exceeded, then no participant within that function or region, as applicable, will receive a bonus payout for 2012. During 2012, none of the regions or function heads exceeded their respective budgets.

•

CEO Adjustment: For 2012, our Board had granted the CEO the authority to adjust the overall bonus payout for any employee up or down by a maximum of 15% based on a qualitative evaluation of our performance and the individual executive’s performance, provided that the overall payout does not exceed what would have been payable to all employees assuming actual Business Achievement and Individual Achievement of 100%. Under the terms of the 2012 Annual Bonus Plan, the Compensation Committee may adjust the bonus payout for the CEO based on similar considerations.

•

Continued Employment. Under the 2012 Annual Bonus Program, a participant must be employed by Burger King Worldwide prior to October 1 and on the bonus payment date to be entitled to any incentive compensation under the 2012 Annual Bonus Program.

2012 Performance. For 2012, the Compensation Committee decided that our organic adjusted EBITDA growth performance levels would be calibrated based on year-over-year organic growth by adjusting the impact of the timing of sales of company-owned restaurants during 2011 and 2012, thereby eliminating any benefit or detriment due to timing of disposals of assets. Business Achievement was determined based on a comparison of budgeted organic adjusted EBITDA growth and actual organic adjusted EBITDA growth, after adjusting the currency exchange rates to bring actual results back to forecasted rates. Our minimum performance, target performance and maximum performance levels under the 2012 Bonus Program were based on our Board-approved budget and business plan for 2012, and these performance levels as well as the actual EBITDA Growth Achievement, were as follows:

2012 EBITDA Growth Performance Levels

	EBITDA Growth
Region	Threshold	Target	Maximum	EBITDA Growth Achievement	% of Target Growth(1)
U.S. and Canada	9%	12%	14%	10%	81%
EMEA	23%	28%	34%	27%	95%
Worldwide	14%	17%	21%	18%	102%

(1)	Rounded down.

For 2012, our Global Multiplier was 102% based on our worldwide EBITDA Growth Achievement. The Individual Achievement Percentage for the NEOs for 2012 was 85%, 96%, 82%, 74% and 62% for Bernardo Hees, Daniel Schwartz, Jose Cil, Flavia Faugeres and Steven Wiborg, respectively. Upon evaluation of our strong worldwide and regional EBITDA Growth Achievement, and the Individual Achievement of each of the NEOs, the CEO exercised his authority to upwardly adjust the bonus payout of each other NEO by the following percentages: Mr. Wiborg, 0.2%; Mr. Schwartz, 13.6%; Ms. Faugeres 12.4% and Mr. Cil, 0.6%. These adjustments were approved by the Compensation Committee. Upon evaluation of our strong financial and operational performance and the Individual Achievement of the CEO, the Compensation Committee exercised its authority to upwardly adjust the CEO’s bonus payout for 2012 by 5.7%. The actual bonus amounts are set forth in the 2012 Summary Compensation Table in this proxy statement. As discussed below, all of the NEOs elected to use a portion of their cash bonus to purchase shares of common stock of Burger King Worldwide in the 2012 Bonus Swap Program, which, we believe, demonstrates our NEOs’ alignment with our stockholders and their confidence in our long-term success.

Bonus Swap Program

Objectives and Considerations. As part of our commitment to partnering with our executives, we provide our employees at the level of director and above, including our NEOs, the ability to invest a portion of the cash bonus that they receive into equity of Burger King Worldwide and leverage that investment through the issuance of matching stock options.

Bonus Swap Program Design. Under our Bonus Swap Program, employees at the level of director and above are offered an opportunity to use either 25% or 50% of their calculated net bonus for the year (after deducting an amount based on a theoretical tax determined based on the employee’s country of residence) to purchase shares of Burger King Worldwide (we refer to these purchased shares as “Investment Shares”). The amount of Investment Shares purchased is calculated by dividing the bonus foregone by the last trading price on the date prior to the date of the purchase.

Employees who elected to purchase Investment Shares also receive stock options, called Bonus Matching Options, based on the percentage of their bonus converted to Investment Shares and their level within the organization. The Bonus Matching Options are calculated by (1) multiplying an employee’s gross bonus by 25% or 50%, depending on the percentage of the calculated net bonus that the employee elected to convert to Investment Shares, (2) multiplying this amount by two (2) if the employee is at the level of EVP and above, and (3) dividing the total by the exercise price per share of the Bonus Matching Options. Bonus Matching Options typically cliff vest on December 31st of the fourth year following the grant of the options and are subject to proportionate forfeiture if the employee sells the related Investment Shares.

2012 Bonus Swap Program. Each of our NEOs elected to invest 50% of their calculated net bonus under the 2012 Annual Bonus Program into Investment Shares. The purchase price of the Investment Shares and the exercise price of the Bonus Matching Options issued was $18.25 per share, which was the last trading price reported on the New York Stock Exchange on February 28, 2013. The Bonus Matching Options cliff vest on December 31, 2017.

The following table sets forth, for each NEO, the portion of his or her bonus used to purchase Investment Shares (the “Conversion Amount”), the number of Investment Shares purchased and the number of Bonus Matching Options granted to such NEO:

NEO	CONVERSION AMOUNT ($)	NUMBER OF INVESTMENT SHARES (#)	2012 BONUS MATCHING OPTIONS (#)
Bernardo Hees	449,990	24,657	82,191
Daniel Schwartz	254,989	13,972	46,575
Jose Cil	206,991	11,342	37,808
Flavia Faugeres	224,986	12,328	41,095
Steven Wiborg	180,000	9,863	32,876

The Bonus Matching Options will be reported in the 2013 Summary Compensation Table and 2013 Grants of Plan-Based Awards Table.

2011 Bonus Swap. On February 21, 2012, pursuant to the 2011 Bonus Swap Program (which had similar terms and conditions as the 2012 Bonus Swap Program), our predecessor Worldwide Holdings issued Bonus Matching Options to purchase millishares of its common stock. Messrs Hees, Schwartz and Wiborg and Ms. Faugeres elected to convert 50% of their pre-tax cash bonus to Investment Shares. Mr. Cil elected to convert 50% of his after-tax bonus to Investment Shares.

Each NEO’s Bonus Matching Options were calculated by (1) multiplying his or her gross bonus by 50%, (2) multiplying this amount by two, and (3) dividing the total by the exercise price per share of the Bonus Matching Options. The Bonus Matching Options cliff vest on December 31, 2016 and are subject to proportionate forfeiture if the employee sells the related Investment Shares. As discussed above, in connection with the Merger we assumed these options and they were converted into options to purchase shares of our common stock. The amounts set forth below reflect the Bonus Matching Options issued and the exercise price, on an as converted basis.

NEO	2011 BONUS MATCHING OPTIONS (#)
Bernardo Hees	465,650
Daniel Schwartz	211,658
Jose Cil	253,988
Flavia Faugeres	105,121
Steven Wiborg	211,658

Discretionary Equity Grants

We believe that the use of equity compensation supports the objectives of encouraging stock ownership and aligns the interests of the NEOs with those of our stockholders. However, we do not make annual equity grants. Rather, equity grants to the CEO, CEO Direct Reports and persons covered by Section 16 of the Securities Exchange Act of 1934, as amended, are made at the discretion of the Compensation Committee, and equity grants for all other employees are made at the CEO’s discretion.

2012 Actions. On February 1, 2012, the Compensation Committee of Worldwide Holdings made a discretionary award of stock options to Ms. Faugeres in connection with her appointment as Chief Marketing Officer. These options have an exercise price of $3.54 and will cliff vest on October 19, 2015. On March 1, 2012, the Compensation Committee of Worldwide Holdings made discretionary awards of stock options to Messrs. Hees, Schwartz and Cil to reward exceptional performance. These options have an exercise price of $3.97 and will cliff vest on March 1, 2017. Additional information regarding these stock options is provided in the 2012 Grant of Plan Based Awards Table and the 2012 Outstanding Equity Awards at Fiscal Year-End Table.

Benefits and Perquisites

In addition to base salary, annual cash bonuses and long-term equity incentives, we provided and continue to provide (except as set forth below) the following executive benefit programs to our NEOs and other executives:

Executive Life Insurance Program

The Executive Life Insurance Program provides life insurance coverage which is paid by us and allows our U.S. executives to purchase additional life insurance coverage at their own expense. Coverage for our NEOs, which is paid by us, is limited to the lesser of $1.3 million or 2.75 times base salary.

Executive Health Plan

Mr. Cil is on temporary assignment outside of the U.S. and receives medical and dental coverage through Cigna International. We pay the premiums for this insurance coverage, which pays 100% of most of Mr. Cil’s medical and dental expenses and those of his eligible dependents. Further details are provided in the 2012 All Other Compensation Table. We also pay for premiums for annual comprehensive physical exams for executives.

Certain Other Benefits

BKC also maintains a comprehensive benefits program consisting of retirement income and health and welfare plans, which are available to the NEOs on the same basis as all other full-time employees. The objective of the program is to provide full- time employees with reasonable and competitive levels of financial support in the event of retirement, death, disability or illness, which may interrupt the eligible employee’s employment or income received as an active employee. BKC’s health and welfare plans consist of life, disability and health insurance benefit plans that are available to all eligible full-time employees. BKC also provides a 401(k) plan that is available to all eligible full-time U.S. employees. The 401(k) plan includes a matching feature of up to 4% of the employee’s base salary.

Employment Agreements with Messrs. Cil and Wiborg

We have employment agreements in place with Jose Cil, our EVP, President of EMEA and Steven Wiborg, our EVP, President of North America. Neither Messrs. Hees and Schwartz nor Ms. Faugeres is a party to an employment agreement.

Messrs. Cil and Wiborg have each entered into employment agreements with BKC, the terms of which automatically extend for one-year periods on each December 31st and October 24th, respectively. Each executive’s employment agreement will continue to be so extended unless BKC provides notice of non-renewal at least 90 days prior to the expiration of the relevant period. These NEOs currently receive annual base salaries of $520,000 for Mr. Wiborg and $500,000 for Mr. Cil. Each executive is eligible to receive a performance-based annual cash bonus with a target payment equal to 150% of annual base salary if we achieve the target performance goals set by the Compensation Committee and such executive achieves his individual management business objectives for a particular fiscal year in accordance with the terms of our annual bonus program.

If BKC terminates the employment of Messrs. Wiborg or Cil without cause or if the executive terminates his employment with good reason (as defined in the agreement), the executive will be entitled to receive an amount (the “Severance Amount”) which, in the case of Mr. Wiborg, is equal to two and one-half times his current base salary for the year of termination and, in the case of Mr. Cil, is equal to two times the sum of his current base salary and target bonus for the year that includes the termination date, subject to Internal Revenue Code Section 409A limitations on timing of payments and the execution of a separation agreement and general release. Each executive is also entitled to continued coverage under BKC’s medical, dental and life insurance plans for him and his eligible dependents for two years, in the case of Mr. Cil, and for one year, in the case of Mr. Wiborg.

If an executive’s employment terminates due to his death or disability (as defined in the employment agreement), BKC will pay the executive (or, in the event of his death, to his estate), his pro rata bonus through the termination date to the extent and when Burger King Worldwide pays the bonus for that year.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limits the tax deductibility of annual compensation paid by a publicly-held company to $1,000,000 per covered individual employee per year. Because of its status as a newly public company, our existing compensation programs are eligible for special relief from this tax rule. Commencing in 2013, the Compensation Committee intends to principally utilize performance-based compensation programs that meet the deductibility requirements under Section 162(m). However, the Compensation Committee also realizes that in order to attract and retain individuals with superior talent, we may decide to pay compensation that is not deductible.

2013 Compensation Actions

Changes in Base Salaries and Target Bonuses. On January 28, 2013, the Compensation Committee approved an increase in Ms. Faugeres’ base salary, effective February 8, 2013, from $500,000 to $600,000 as the Compensation Committee determined that this was necessary in order to make her base salary competitive for her role as Global Chief Marketing Officer. Also on January 28, 2013, the Compensation Committee approved an increase in the target bonus percentage for Mr. Schwartz, effective immediately, from 150% to 170% of his base salary in recognition of Mr. Schwartz’s expanded responsibilities in the area of development.

Discretionary Grants. On January 28, 2013, the Compensation Committee approved discretionary awards of 500,000 stock options and 150,000 stock options to Messrs. Schwartz and Cil, respectively, for exemplary performance. The options, which were granted on March 1, 2013, have an exercise price of $18.25 and will cliff vest on March 1, 2018.

Adoption of Umbrella Plan. On February 11, 2013, the Compensation Committee approved an umbrella plan which establishes a maximum amount the NEOs and other persons covered by Section 16(b) of the Securities Exchange Act of 1934, as amended, are eligible to receive as a cash incentive payment under the 2013 Annual Bonus Plan for purposes of complying with Section 162(m) of the Code. The maximum bonus opportunity for 2013 is the lesser of $10 million or 5% of Burger King Worldwide’s EBITDA for Mr. Hees and 4% of EBITDA for the CEO Direct Reports and certain other executives. The 2013 Annual Bonus Plan approved by the Board on December 5, 2012 will serve as a guideline to the Compensation Committee in exercising its negative discretion for determining the actual amount of each executive’s cash incentive payment for 2013, if any.

Compensation Committee Report

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussions with management, we have approved the inclusion of the Compensation Discussion & Analysis in this proxy statement.

COMPENSATION COMMITTEE

Alexandre Behring

Carlos Alberto Sicupira

Marcel Herrmann Telles

March 26, 2013

SUMMARY COMPENSATION TABLE

The following tables provide information on the compensation of the NEOs for our 2012 fiscal year. Our NEOs are our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated officers for our 2012 fiscal year in accordance with SEC rules.

Name and principal position	Year		Salary ($)	Bonus ($)	Option awards(2) ($)	Non-equity incentive plan compensation (3) ($)	All other compensation(4) ($)	Total ($)
Bernardo Hees Chief Executive Officer and Director	2012		750,000	—	4,159,070	1,500,000	71,472	6,478,542
	2011		750,000	250,000	1,238,938	1,650,000	126,681	4,015,619
	2010	(1)	86,538	25,962	—	—	7,716	120,216

Daniel S. Schwartz EVP, Chief Financial Officer	2012		488,462	—	2,715,981	850,000	36,924	4,091,367
	2011		400,000	—	495,574	750,000	69,035	1,714,609

Jose Cil	2012		500,000	—	1,777,617	690,000	591,238	3,558,855
EVP, President of Europe, Middle East and Africa	2011		500,000	—	396,459	900,000	348,695	2,145,154

Steven Wiborg EVP, President of North America	2012		520,000	—	804,300	600,000	36,924	1,961,224
	2011		519,231	—	619,468	750,000	140,871	2,029,570

Flavia Faugeres (5) Global Chief Marketing Officer	2012		500,000	—	2,817,457	750,000	13,471	4,080,928
	2011		147,402	—	—	372,500	—	519,902

(1)	The compensation information for 2010 is presented for the six-month transition period ended December 31, 2010.
(2)	Amounts shown in this column include the aggregate grant date fair value of (i) Bonus Matching Options granted in 2012 or 2011 under the applicable Bonus Swap Program and (ii) discretionary option awards granted to the NEOs in the respective year. Our named executive officers have not actually received this compensation nor do these amounts reflect the actual value that will be recognized by the named executive officer. Instead the amounts reflect the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions regarding the option awards, refer to Note 15 to our audited consolidated financial statements for the year ended December 31, 2012, which are included in our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC.
(3)	The amounts reported in this column reflect compensation earned for 2012 and 2011 performance under our Annual Bonus Program. We make payments under this program in the first quarter of the fiscal year following the fiscal year in which the bonus was earned after finalization of our audited financial statements. As discussed above under “Compensation Discussion and Analysis - Bonus Swap Program”, in 2012 each of our NEOs elected to forego 50% of their calculated net bonus (the maximum permitted pursuant to the program) to purchase shares of our common stock. For 2012, these amounts were as follows: Mr. Hees -$449,990; Mr. Schwartz - $254,989; Mr. Cil - $206,991; Ms. Faugeres - $224,986; and Mr. Wiborg - $180,000. In 2011, the amounts of bonuses foregone and used to purchase shares of common stock were as follows: Mr. Hees -$825,000; Mr. Schwartz - $374,999; Mr. Cil - $287,594; Ms. Faugeres - $186,245; and Mr. Wiborg - $374,999.
(4)	Details of the amounts set forth in this column related to 2012 are included in the All Other Compensation Table below.
(5)	Ms. Faugeres joined us as Chief Marketing Officer on September 1, 2011. In connection with her employment, Ms. Faugeres was granted, on February 1, 2012, a discretionary award of 636,315 stock options and received a portion of her 2011 annual cash bonus.

ALL OTHER COMPENSATION TABLE

The following table contains a breakdown of the compensation and benefits included under All Other Compensation in the Summary Compensation Table above for 2012.

Named Executive Officer	Year	Company Contribution to 401(k) Plans	Expatriate Benefits(1)	Other(2)	Total
Bernardo Hees	2012	$9,800	$0	$61,672	$71,472
Daniel Schwartz	2012	$9,800	$0	$27,124	$36,924
Jose Cil	2012	$9,800	$560,636	$20,802	$591,238
Steven Wiborg	2012	$9,800	$0	$27,124	$36,924
Flavia Faugeres	2012	$0	$0	$13,471	$13,471

(1)	This column represents expatriate benefits received by Mr. Cil during 2012 in connection with his temporary assignment from the U.S. to Switzerland. Total expatriate benefits for Mr. Cil included (i) an allowance of $60,000; (ii) $29,621 for the use of a company car in Switzerland, plus tax gross-up of $436; (iii) $456,248 estimated Swiss individual income taxes, plus tax gross-up of $6,714; (iv) destination services of $5,382, plus tax gross-up of $79, and (v) $2,125 Swiss health insurance, plus tax gross-up of $31 and, in the case of Mr. Hees, $2,000 for executive’s annual physical exam.
(2)	Reflects tax gross up payments made in connection with the re-valuation of certain options as a result of the Merger.

GRANTS OF PLAN-BASED AWARDS

The following table provides information about cash (non-equity) and equity compensation awarded to our named executive officers in 2012 including: (1) the range of possible cash payouts under our 2012 Annual Bonus Program, (2) the grant date of equity awards; (3) the number and exercise price of stock option grants (including the Bonus Matching Options received in February 2012 in connection with the 2011 Annual Bonus Program and the discretionary stock options awarded during 2012; and (4) the grant date fair value of the stock option grants calculated in accordance with FASB ASC Topic 718. The Bonus Matching Options are discussed in greater detail in this proxy statement under the caption “Compensation Discussion and Analysis.” As discussed above, the stock options reflected in the table below were initially awarded by Worldwide Holdings at the fair market price of a millishare of its common stock on the date of grant. On June 20, 2012, in connection with the consummation of the Merger we assumed these stock options and they were converted into rights to acquire shares of our common stock.

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards					All Other Option Awards: Number of Securities Underlying Option(#)(2)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Option Awards
Named Executive Officer	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Grant Date	Approval Date
Bernardo Hees	$780,000	$1,500,000	$2,070,000	2/21/2012	1/24/2012	465,650	$3.54	$1,769,470
				3/1/2012	1/24/2012	628,842	$3.97	$2,389,600
Daniel Schwartz	$390,000	$750,000	$1,035,000	2/21/2012	1/24/2012	503,074	$3.97	$1,911,681
Jose Cil	$390,000	$750,000	$1,035,000	2/21/2012	1/24/2012	253,988	$3.54	$965,154
				2/21/2012	1/24/2012	213,806	$3.97	$812,463
Steven Wiborg	$405,600	$780,000	$1,076,400	2/21/2012	1/24/2012	211,658	$3.54	$804,300
Flavia Faugeres	$390,000	$750,000	$1,035,000	2/21/2012	1/24/2012	636,315	$3.54	$2,417,997
				2/1/2012	1/24/2012	105,121	$3.54	$399,460

(1)	Threshold amounts reflect amounts payable under our 2012 Annual Bonus Plan assuming that the Business Achievement was 80%, Individual Achievement was 50% and Global Multiplier was 80%. Target amounts assume that the Business Achievement was 100%, Individual Achievement was 100% and Global Multiplier was 100%. Maximum amounts assume that the Business Achievement was 100%, Individual Achievement was 100% and Global Multiplier was 120%. Amounts do not take into consideration the percentage that the bonus could be negatively adjusted under the Overall Payment Qualifier (up to 30%) or the impact of CEO discretion (up or down by a maximum of 15%). A full discussion of our 2012 Annual Bonus Plan is included in our Compensation Discussion and Analysis above.
(2)	Amounts and exercise prices have been adjusted as a result of the consummation of the Merger and our assumption of these options.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Grant Date		Option Awards
			Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date
Named Executive Officer			Exercisable (#)	Unexercisable (#)
Bernardo Hees	02/03/11	(1)	0	2,121,053	$3.54	02/02/21
	02/21/12	(2)	0	465,650	$3.54	02/21/22
	03/01/12	(3)	0	628,842	$3.97	02/28/22
Daniel Schwartz	02/03/11	(1)		848,420	$3.54	02/02/21
	02/21/12	(2)	0	211,658	$3.54	02/21/22
	03/01/12	(3)	0	503,074	$3.97	02/28/22
Jose Cil	02/03/11	(1)		678,735	$3.54	02/02/21
	02/21/12	(2)	0	253,988	$3.54	02/21/22
	03/01/12	(3)	0	213,806	$3.97	02/28/22
Steven Wiborg	02/03/11	(1)		1,060,525	$3.54	02/02/21
	02/21/12	(2)	0	211,658	$3.54	02/21/22
Flavia Faugeres	02/01/12	(1)	0	636,315	$3.54	02/01/22
	02/21/12	(2)	0	105,121	$3.54	02/21/22

(1)	These stock options cliff vest on October 19, 2015.
(2)	Reflects Bonus Matching Options issued on February 21, 2012 in connection with the 2011 Bonus Swap Program. These stock options cliff vest on December 31, 2016 and are subject to proportionate forfeiture if the Investment Shares in connection with which they were issued are sold.
(3)	Reflects discretionary stock options granted to the executive. These stock options cliff vest on March 1, 2017.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The table below sets forth the potential payments that would be due to our named executive officers if they had been terminated on December 31, 2012. We do not have employment agreements with Messrs. Hees and Schwartz and Ms. Faugeres; consequently, the amounts they will receive upon termination of employment will be determined under the Burger King Corporation Officer Severance Plan, the 2012 Annual Bonus Program, and the terms of their outstanding equity grants under the 2011 Omnibus Plan and the 2012 Omnibus Plan. We currently have employment agreements with each of Messrs. Cil and Wiborg; consequently, the amounts they will receive upon termination of employment will be determined pursuant to those agreements.

Officer Severance Plan. Pursuant to the Burger King Corporation Officer Severance Plan (“Severance Plan”), executives are entitled to severance benefits if they are terminated without “Cause” (as defined in the Severance Plan). The Severance Plan does not provide additional benefits if termination occurred after a change in control and does not provide benefits if termination is due to death, disability or by the employee for “good reason.” Under the Severance Plan, an executive who is terminated without “Cause” is entitled to receive a minimum of nine months of salary. For each year of service after five years, the executive is entitled to receive an additional month of salary up to a maximum of 12 months of salary. In addition, executives are entitled to receive (i) continuation of medical and welfare plan coverage, at the same cost and as in effect at the time of termination, for a period equal to the severance period and (ii) outplacement services. The employee’s right to receive these benefits is subject to his or her execution of a general release of all claims against BKC and its affiliates and entry into nondisclosure, non-disparagement, noncompetition, non-solicitation agreements. The Severance Plan defines “Cause” as (i) a material breach by the employee of any provision of his/her employment agreement with the company (if applicable), (ii) a material violation by the employee of any the company policies, (iii) the failure by the employee to reasonably and substantially perform his/her duties to the company (other than as a result of physical or mental illness or injury), (iv) the employee’s willful misconduct or gross negligence that has caused or is reasonably expected to result in material injury to the business, reputation or prospects of the company or any of its affiliates, (v) the employee’s fraud or misappropriation of funds, or (vi) the commission by the employee of a felony or other serious crime involving moral turpitude.

In addition, if, subsequent to the employee’s termination of employment without Cause, it is determined in good faith by BKC that (i) the employee’s employment could have been terminated for Cause or (ii) the employee has violated any of the nondisclosure, non-disparagement, noncompetition, non-solicitation provisions agreed to in connection with his termination, then the employee’s employment shall, at the election of BKC, be deemed to have been terminated for Cause, effective as of the date of the occurrence of the events giving rise to Cause. Upon such a determination, BKC shall immediately cease paying any severance benefits under the Severance Plan and the employee shall be obligated to immediately repay to BKC all amounts theretofore paid to him or her under the Severance Plan.

2012 Annual Bonus Plan. Pursuant to the terms of the 2012 Annual Bonus Plan, participants are eligible to receive a bonus on a pro rata basis if (i) he or she dies or becomes disabled prior to the end of 2012, or (ii) he or she was actively employed by BKC or one of its designated subsidiaries for at least six (6) months during 2012, his or her employment terminates during 2012, and, upon such termination, he or she is eligible for benefits under the severance plan then maintained by BKC for employees at the participant’s level. For employees who die or become disabled, we determine whether the employee is entitled to receive a bonus on a case by case basis, and for the 2012 Annual Bonus Plan, we have determined that the bonus would be calculated in accordance with the 2012 Annual Bonus Plan as described in our Compensation Discussion and Analysis above and then prorated based on the number of days employed during the year. For employees who are terminated without cause during 2012 after being employed for at least six (6) months, the amount of the bonus is calculated in accordance with the 2012 Annual Bonus Plan as described in our Compensation Discussion and Analysis above; however, (1) Individual Achievement will not be evaluated, and all terminated employees are assessed at 50% of their Individual Achievement, and (2) the Global Multiplier will be capped at 100%, but if the Global Multiplier is less than 100%, the bonus will be reduced. These bonuses will be paid when, and to the extent, that bonuses are paid to other employees.

2011 and 2012 Equity Grants. Pursuant to the Award Agreements governing the issuances of stock options in 2011, if an employee is terminated prior to the vesting date of October 19, 2015, (i) “Without Cause” or (ii) by reason of the employee’s death, Retirement or Disability (each as defined in the Award Agreement), the employee (or such other person who is entitled to exercise the option) shall be vested in the number of shares of common stock as if the shares subject to the option vested 20% on October 19, 2011, October 19, 2012, October 19, 2013, October 19, 2014 and October 19, 2015, respectively, and the employee may exercise the option to the extent vested on the date of termination of service for a period of (1) 90 days, in the case of termination without Cause or (2) one year, in the case of termination due to death, Retirement or Disability.

Pursuant to the Award Agreements governing the issuances of the 2011 Bonus Matching Options granted on February 21, 2012, if an employee is terminated prior to the vesting date of December 31, 2016 (i) “Without Cause” or (ii) by reason of the employee’s death, Retirement or Disability (each as defined in the Award Agreement), the employee (or such other person who is entitled to exercise the option) shall be vested in the number of shares of common stock as if the shares subject to the option vested 20% on December 31, 2012, December 31, 2013, December 31, 2014, December 31, 2015 and December 31, 2016, respectively, and the employee may exercise the option to the extent vested on the date of termination of service for a period of (1) 90 days, in the case of termination without Cause or (2) one year, in the case of termination due to death, Retirement or Disability.

Pursuant to the Award Agreements governing the issuances of the discretionary options granted on March 1, 2012, if an employee is terminated prior to the vesting date of March 1, 2017 (i) “Without Cause” or (ii) by reason of the employee’s death, Retirement or Disability (each as defined in the Award Agreement), the employee (or such other person who is entitled to exercise the option) shall be vested in the number of shares of common stock as if the shares subject to the option vested 20% on March 1, 2013, March 1, 2014, March 1, 2015, March 1, 2016 and March 1, 2017, respectively, and the employee may exercise the option to the extent vested on the date of termination of service for a period of (1) 90 days, in the case of termination without Cause or (2) one year, in the case of termination due to death, Retirement or Disability.

Pursuant to the Award Agreement governing the issuance of the February 1, 2012 options to Ms. Faugeres, if her employment terminates without Cause (as defined in the Award Agreement) or due to her voluntary resignation on or after January 1, 2014, but prior to the vesting date of October 19, 2015, the option grant will continue to vest as if no such termination of service had occurred. If her employment is terminated prior to October 19, 2015 by reason of her Retirement, death or Disability, she (or such other person who is entitled to exercise the option) shall be vested in the number of shares of common stock as if the shares subject to the option vested 20% on February 1, 2012, October 19, 2012, October 19, 2013, October 19, 2014 and October 19, 2015, and she may exercise the option to the extent vested on the date of termination of service for a period of (1) 90 days, in the case of termination Without Cause or (2) one year, in the case of termination due to death, Retirement or Disability. Finally, if Burger King Worldwide or any of its affiliates enters into a consulting agreement with Ms. Faugeres following a termination of her employment or due to her voluntary resignation on or after January 1, 2014 but prior to the vesting date of October 19, 2015, and her services under the consulting agreement are terminated for Cause prior to the vesting date, then she will forfeit the option without any consideration due to her. If not otherwise forfeited in connection with the termination of her service, these options will continue in full force and effect upon the expiration or earlier termination of the consulting agreement prior to the vesting date without Cause or due to her death or Disability.

If an employee is terminated without Cause or by reason of his or her Retirement, death or Disability within 12 months after a Change in Control occurs, prior to the vesting date of the options, all options shall vest in full upon such termination.

Named Executive Officer	Death and Disability ($)		Termination w/o Cause or for Good Reason(1) ($)		Termination w/o Cause or for Good Reason After Change in Control (1) ($)
Bernardo Hees
Salary	0		562,500	(2)	562,500	(2)
Bonus	1,418,922	(3)	1,125,000	(3)	1,125,000	(3)
Option Valuation	12,146,060	(4)	12,146,060	(4)	41,210,128	(5)
Value of Benefits Continuation	0		11,968	(2)	11,968	(2)
Outplacement Services	0		28,500	(8)	28,500	(8)

Total	13,564,982		13,874,028		42,938,096
Daniel Schwartz
Salary	0		375,000	(2)	375,000	(2)
Bonus	748,553	(3)	637,500	(3)	637,500	(3)
Option Valuation	4,923,969	(4)	4,923,969	(4)	19,948,339	(5)
Value of Benefits Continuation	0		3,977	(2)	3,977	(2)
Outplacement Services	0		28,500	(8)	28,500	(8)

Total	5,672,522		5,968,946		20,993,316
Jose Cil
Salary	0		1,000,000	(6)	1,000,000	(6)
Bonus	685,816	(9)	1,500,000	(6)	1,500,000	(6)
Option Valuation	4,157,580	(4)	4,157,580	(4)	14,698,288	(5)
Value of Benefits Continuation	0		73,797	(6)	73,797	(6)
Outplacement Services	0		28,500	(8)	28,500	(8)

Total	4,849,396		6,759,877		17,300,585
Steven Wiborg
Salary	0		1,300,000	(7)	1,300,000	(7)
Bonus	598,649	(9)	0	(7)	0	(7)
Option Valuation	6,018,405	(4)	6,018,405	(4)	9,564,524	(5)
Value of Benefits Continuation	0		14,988	(7)	14,988	(7)
Outplacement Services	0		28,500	(8)	28,500	(8)

Total	6,617,054		7,361,893		17,754,649
Flavia Faugeres
Salary	0		375,000	(2)	375,000	(2)
Bonus	667,080	(3)	562,500	(3)	562,500	(3)
Option Valuation	3,554,660	(4)	3,554,660	(4)	9,564,524	(5)
Value of Benefits Continuation	0		11,928	(2)	11,928	(2)
Outplacement Services	0		28,500	(8)	28,500	(8)

Total	4,221,740		4,532,588		10,542,452

(1)	Because we do not have employment agreements with Messrs. Hees and Schwartz and Ms. Faugeres, and executives do not have the ability to terminate for “Good Reason” under our Severance Plan, termination for “Good Reason” and termination for “Good Reason after Change in Control” are not applicable to Messrs. Hees and Schwartz and Ms. Faugeres. Accordingly, amounts in these columns for Messrs. Hees and Schwartz and Ms. Faugeres reflect payments due upon termination Without Cause.
(2)	Because we do not have employment agreements with Messrs. Hees and Schwartz and Ms. Faugeres, these amounts are determined under the Severance Plan. As each Named Executive Officer has been employed less than five years, the severance payment for each of these executives is nine months.

(3)	Based upon amounts payable under the 2012 Annual Bonus Plan, assuming that the Business Achievement and Global Multiplier were 100%.
(4)	In the case of termination Without Cause or for Good Reason, options will vest in five equal installments as set forth in the Award Agreement. Amounts reflect the intrinsic value of shares underlying options that would vest, calculated as the difference between $16.44, our closing stock price on December 31, 2012 and the exercise price of the options. Messrs. Cil and Wiborg have the right to terminate for Good Reason under their respective employment agreements.
(5)	In the case of termination Without Cause or for Good Reason within twelve months after a Change in Control (as defined in the 2011 Omnibus Plan and 2012 Omnibus Plan), all outstanding options would vest. Amounts reflect the intrinsic value of shares underlying options that would vest, calculated as the difference between $16.44, our closing stock price on December 31, 2012 and the exercise price of the options.
(6)	If Mr. Cil is terminated without cause (as such term is defined in his employment agreement), he will be entitled to receive (i) two times the sum of his then current base salary and target bonus for the year of termination and (ii) continued coverage for two years under our medical, dental and life insurance plans for him and his eligible dependents. Additionally, Mr. Cil will receive these benefits if his employment is terminated for good reason (as such term is defined in his employment agreement).
(7)	If Mr. Wiborg is terminated without cause (as such term is defined in his employment agreement), he will be entitled to receive (i) two and one-half times his then current base salary and (ii) continued coverage for one year under our medical, dental and life insurance plans for him and his eligible dependents. Additionally, Mr. Wiborg will receive these benefits if his employment is terminated for good reason (as such term is defined in his employment agreement).
(8)	Under their respective employment agreements, at the discretion of Burger King Worldwide, Messrs. Cil and Wiborg will receive outplacement services upon termination of employment without cause or for good reason. Under the Severance Plan, each NEO is entitled to receive outplacement services at his request for a period to be determined by Burger King Worldwide, not to exceed nine months, which is currently valued at $28,500.
(9)	If Messrs. Cil or Wiborg dies or becomes disabled, he is entitled to receive a prorated bonus through the termination date under each executive’s employment agreement assuming performance at the target level, to the extent and when we pay the bonus for that year. The term “disability” is defined in each executive’s employment agreement as a physical or mental disability that prevents or would prevent the performance by the executive of his duties under the employment agreement for a continuous period of six months or longer.

PROPOSAL 3: ADVISORY VOTE ON FREQUENCY OF NAMED EXECUTIVE OFFICER COMPENSATION ADVISORY VOTES

(Item 3 on the Proxy Card)

What am I voting on?

In Proposal 2, we are asking stockholders to cast an advisory vote on the compensation paid to our named executive officers. That advisory vote is referred to as a “say-on-pay” vote. In this Proposal 3, we are asking stockholders to cast a non-binding advisory vote on how frequently we should have say-on-pay votes in the future.

What are my options?

Stockholders may vote whether to hold say-on-pay votes every one, two or three years; stockholders also have the option to abstain from voting on this matter. We will consider the interval selected by the highest number of votes cast to be the recommendation of the stockholders.

What vote is required to approve this proposal?

This is a non-binding advisory vote. Our Board will consider stockholders to have selected the Say-on-Pay frequency that receives the greatest number of votes. Although this advisory vote on frequency is not binding, if a plurality of votes is cast in favor of an interval other than one (1) year, the Board intends to consider such alternative frequency prior to determining the frequency for “say-on-pay” votes to be submitted to stockholders in the future.

What is the recommendation of the Board of Directors?

The Board believes at this time that say-on-pay votes should be held annually. The Board believes that an annual say-on-pay vote on executive compensation is the best approach. We believe that an annual vote gives stockholders the best opportunity to provide us with prompt feedback and to react to emerging trends in compensation. In addition, we believe that an annual frequency enhances the Compensation Committee’s ability to ascertain the reasons for any negative feedback received from the stockholders, as well as its ability to respond appropriately and promptly to any such feedback.

THE BOARD OF DIRECTORS RECOMMENDS THAT

YOU VOTE FOR THE ANNUAL OPTION IN PROPOSAL 3 AS THE FREQUENCY FOR THE ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL 4: RATIFICATION OF INDEPENDENT AUDITORS

(Item 4 on the Proxy Card)

What am I voting on?

You are voting on a proposal to ratify the selection of KPMG LLP (“KPMG”) as our independent auditors for 2013. The Audit Committee of the Board of Directors has selected KPMG to audit our consolidated financial statements. During 2012, KPMG served as our independent auditors and also provided other audit-related and non-audit services.

Will a representative of KPMG be present at the meeting?

Representatives of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from stockholders.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the outstanding shares present in person or represented by proxy and entitled to vote at the Annual Meeting. If the selection of KPMG is not ratified, the Audit Committee will reconsider the selection of independent auditors.

What is the recommendation of the Board of Directors?

THE BOARD OF DIRECTORS RECOMMENDS THAT

YOU VOTE FOR APPROVAL OF PROPOSAL 4, RATIFICATION OF INDEPENDENT AUDITORS

What were KPMG’s fees for audit and other services for fiscal years 2012 and 2011?

The following table presents fees for professional services rendered by KPMG for the audit of our annual financial statements for 2012 and 2011, and fees billed for audit-related services, tax services and all other services rendered by KPMG for 2012 and 2011.

	2012 (in thousands)	2011 (in thousands)
Audit fees(1)	3,048	$2,811
Audit-related fees(2)	308	158
Tax Fees	55	—
All other fees(3)	2,315	—

Total fees	5,726	2,969

(1)	Annual audit fees primarily consist of fees for the audit of the consolidated financial statements and the review of the interim condensed quarterly consolidated financial statements. This category also includes fees for statutory audits required by the tax authorities of various countries and accounting consultations and research work necessary to comply with Public Company Accounting Oversight Board standards.
(2)	Audit-Related Fees are primarily the fees for financial statement audits of our marketing funds and accounting consultations related to the evaluation of certain transactions.
(3)	All Other Fees are fees paid by the company for services provided by KPMG, other than the services reported under “Audit Fees,” “Audit-related fees” or “Tax Fees” above, including the preparation of comfort letters, review of offering documents and professional advisory services related to the evaluation of strategic alternatives and transactions.

Pursuant to its written charter, the Audit Committee pre-approves all audit services and permitted non-audit services to be performed by our independent registered public accounting firm.

AUDIT COMMITTEE REPORT

Who serves on the Audit Committee of the Board of Directors?

The members of the Audit Committee are Martin E. Franklin, Paul J. Fribourg and Alan Parker.

The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE and that Paul J. Fribourg is qualified as an audit committee financial expert within the meaning of SEC regulations. The Board has also determined that Paul J. Fribourg has accounting and related financial management expertise within the meaning of the listing standards of the NYSE and that each member is financially literate within the meaning of the NYSE listing standards.

What document governs the activities of the Audit Committee?

The Audit Committee operates under a written charter adopted by the Board of Directors. The Committee’s responsibilities are set forth in this charter, which was adopted on June 20, 2012. The charter is available on our website at www.bk.com.

Audit Committee Report.

The Audit Committee has: (i) reviewed and discussed the audited consolidated financial statements of Burger King Worldwide with management; (ii) discussed with KPMG, the independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees), as modified or supplemented; (iii) received the written disclosures and the letter from KPMG required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence; and (iv) discussed with KPMG the firm’s independence. We have also considered whether the provision of specific non-audit services by the independent auditor is compatible with maintaining its independence and believe that the services provided by KPMG for 2012 were compatible with, and did not impair, its independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for fiscal 2012 for filing with the SEC.

Who prepared this report?

This report has been furnished by the members of the Audit Committee:

Martin E. Franklin

Paul J. Fribourg

Alan Parker

March 20, 2013

STOCK OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners, Directors and Management

This table shows ownership information for stockholders known by our management to be the owners of 5% or more of our common stock, each of our directors, each of the executive officers named in the Summary Compensation Table on page 26 and all directors and executive officers as a group. This information is presented as of March 18, 2013. The percentage ownership is based upon 350,769,811 shares of common stock outstanding as of March 18, 2013.

Under SEC rules, “beneficial ownership” for purposes of this table takes into account stock as to which the individual has or shares voting and/or investment power as well as shares that may be acquired within 60 days (such as by exercising vested stock options) and is different from beneficial ownership for purposes of Section 16 of the Exchange Act.

Except as indicated in the footnotes to this table, to the best of our knowledge, the persons and entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Shares of Common Stock Beneficially Owned

Name of Beneficial Owner	Number of Shares	Percent of Class
5% Stockholders:
3G(1)	247,418,486	70.5%
Pershing Square Funds(2)	41,922,908	12.0%
Wellington Management Company, LLP(3)	18,131,439	5.18%
Named Executive Officers and Directors:
Alexandre Behring(4)	78,663	*
Martin E. Franklin(5)	2,146,485	*
Paul J. Fribourg(4)	37,981	*
Bernardo Hees	266,060	*
Alan Parker(6)	48,348	*
Carlos Alberto Sicupira(4)	39,331	*
Marcel Herrmann Telles(4)	39,331	*
Alexandre Van Damme(4)	6,777	*
Daniel S. Schwartz	123,700	*
Steven M. Wiborg	119,591	*
José E. Cil	95,495	*
Flavia Faugeres	66,825	*
All executive officers and directors as a group (15 persons)(7)	3,191,395	*

*	Represents beneficial ownership of less than one percent (1%) of our outstanding Common Stock.
(1)	3G Special Situations Partners, Ltd. serves as the general partner of 3G Special Situations Fund II, L.P. 3G Capital Partners, L.P. is the parent of, and wholly owns, 3G Special Situations Partners, Ltd. 3G Capital serves as the general partner of 3G Capital Partners, L.P. Each of 3G Special Situations Fund II, L.P., 3G Special Situations Partners, Ltd., 3G Capital Partners, L.P. and 3G Capital may be deemed to beneficially own, and to have shared voting and dispositive power with respect to, these shares of Common Stock. The address of each of the 3G entities is 3G Capital, Inc., 600 Third Avenue, 37th Floor, New York, New York 10016. Mr. Behring is the managing director of 3G Capital, and Messrs. Behring, Hees, Schwartz, Sicupira and Telles are directors of 3G Capital. A five member investment committee of 3G Capital is empowered to make decisions with respect to 3G Capital’s investments, including Burger King Worldwide, and therefore, no individual member of the committee is deemed to be the beneficial owner of the shares of Burger King Worldwide beneficially owned indirectly by 3G Capital. This investment committee has the power to vote, dispose of or sell all of the shares of Burger King Worldwide. Messrs. Behring, Sicupira and Telles are members of the investment committee and disclaim beneficial ownership of any shares beneficially owned by 3G Capital.
(2)

Pershing Square, L.P., Pershing Square II, L.P. and Pershing Square International, Ltd. are together referred to as the “Pershing Square Funds”. Pershing Square Capital Management, L.P. is the investment manager of the Pershing Square Funds. Pershing Square GP, LLC is the general partner of Pershing Square, L.P. and Pershing Square II, L.P. PS Management GP, LLC is the general partner of Pershing Square Capital Management, L.P. William Ackman is the managing member of each of Pershing Square GP, LLC and PS Management GP, LLC. The address of each of the Pershing Square Funds, Pershing Square Capital Management, L.P., Pershing Square GP, LLC, PS Management GP, LLC and Mr. Ackman is 888 Seventh Avenue, 42nd Floor, New York, New York 10019. Pershing Square Capital Management, L.P., as the

investment adviser to the Pershing Square Funds, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) these shares of Common Stock. As the general partner of Pershing Square Capital Management, L.P., PS Management GP, LLC may be deemed to have the shared power to vote or to direct the vote of (and the shared power to dispose of or direct the disposition of) these shares of Common Stock. As the general partner of Pershing Square, L.P. and Pershing Square II, L.P., Pershing Square GP, LLC may be deemed to have the shared power to vote or to direct the vote of (and the shared power to dispose or direct the disposition of) 13,533,877 shares of Common Stock held by Pershing Square, L.P. and Pershing Square II, L.P. By virtue of Mr. Ackman’s position as managing member of each of Pershing Square GP, LLC and PS Management GP, LLC, Mr. Ackman may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) these shares of Common Stock and, therefore, Mr. Ackman may be deemed to be the beneficial owner of these shares of Common Stock.
(3)	Wellington Management holds these shares in its capacity as investment advisor. The securities are owned of record by clients of Wellington Management. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. The address of Wellington Management is 280 Congress Street, Boston, MA 02210.
(4)	Represents restricted stock units that settle upon termination of board service by Messrs. Behring, Fribourg, Sicupira, Telles or Van Damme.
(5)	Represents an indirect interest in the amount of 435,016 shares of common stock beneficially owned by Mr. Franklin and 1,711,469 shares of common stock owned directly.
(6)	Includes 3,348 restricted stock units that settle upon termination of board service, 30,000 shares held by Oyster Reach Limited and 15,000 owned directly by Mr. Parker. Mr. Parker is the sole shareholder and director of Oyster Reach Limited.
(7)	Includes in the aggregate 205,431 restricted stock units that vest upon the termination of service by respective board member.

Section 16(a) beneficial ownership reporting compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of the outstanding shares of our common stock to file with the SEC reports of their ownership and changes in their ownership of our common stock. Directors, executive officers and greater-than-ten percent stockholders are also required to furnish us with copies of all ownership reports they file with the SEC. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, all of our directors and executive officers complied with all Section 16(a) filing requirements from June 20, 2012 (the date we returned to trading our stock on the NYSE) through December 31, 2012.

PROPOSAL 5: APPROVAL OF OUR AMENDED AND RESTATED 2012 OMNIBUS INCENTIVE PLAN

(Item 5 on the Proxy Card)

At the Annual Stockholder Meeting, stockholders will be asked to approve and adopt our Amended and Restated 2012 Omnibus Incentive Plan (the “Amended Plan”). The Board unanimously approved the Amended Plan on February 14, 2013, subject to the approval of our stockholders. The Amended Plan will become effective as of February 14, 2013 upon the approval of our stockholders. The Amended Plan will increase the number of shares reserved for issuance under the Plan from 8,500,000 shares to 14,500,000 shares.

The following summary of the Plan is qualified in its entirety by express reference to the text of the Amended and Restated 2012 Omnibus Incentive Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Summary of the Amended and Restated 2012 Omnibus Incentive Plan

The purpose of the Amended Plan

The purpose of the Amended Plan is to attract, retain and reward those employees, directors and other individuals who are expected to contribute significantly to our success, to incentivize such individuals to perform at the highest level, to strengthen the mutuality of interests between such individuals and our stockholders and, in general, to further the best interests of Burger King Worldwide and our stockholders.

Types of awards

The Amended Plan provides for the grant of options, stock appreciation rights, restricted stock, restricted stock units, deferred stock, annual or long-term performance awards, other stock-based awards and cash-based awards.

Plan administration

The Amended Plan is administered by the Compensation Committee of the Board (the “Compensation Committee”) or such other committee the Board designates to administer the plan. Subject to the terms of the Amended Plan and applicable law, the Committee (or its delegate) will have power and authority to designate participants and determine that types of awards to be granted and the terms and conditions of those awards. It will also have the authority to interpret and administer the Amended Plan and any instrument or agreement relating to the Amended Plan and to make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Amended Plan.

Shares available for awards

Subject to adjustment as provided below, the maximum number of shares available to be delivered pursuant to awards granted under the Amended Plan is 14,500,000 Shares, all of which may be delivered pursuant to incentive stock options under the Amended Plan. As of March 18, 2013, there were 5,337,953 shares available for issuance.

With respect to stock appreciation rights settled in shares, upon settlement, only the number of shares delivered to a participant will count against the aggregate and individual share limitations. If any option, stock appreciation right or other stock-based award granted under the Amended Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares underlying the unexercised award will again be available for the purpose of awards under the Amended Plan. If any shares awarded under the Amended Plan to a participant are forfeited for any reason, the number of forfeited shares will again be available for the purpose of awards under the Amended Plan.

To the extent required by Section 162(m) of the Code, for awards under the Plan to qualify as “performance-based compensation,” the following individual participant limitations will apply:

(i) The maximum number of shares subject to any award for which the grant of such award is subject to the attainment of performance goals will be 2,000,000 shares per type of award provided that the maximum number of shares for all types of awards does not exceed 2,000,000 shares during any fiscal year. If a stock appreciation right is granted in tandem with an option, it will apply against the participant’s individual share limitations for both stock appreciation rights and options;

(ii) The maximum number of shares for all types of awards may not exceed 2,000,000 during any fiscal year of the Company.

(iii) There are no annual individual share limitations applicable to awards for which the grant, vesting or payment is not subject to the attainment of performance goals;

(iv) The maximum number of shares subject to any Performance Award which may be granted under the Amended Plan during any fiscal year to any participant is 2,000,000 shares with respect to any fiscal year; and

(v) The maximum value of a cash payment made under an award granted to any participant in any fiscal year will not exceed $10,000,000.

Eligible participants

Any director, employee or consultant of Burger King Worldwide Inc. or any of its affiliates will be eligible to participate in the Amended Plan. However, only eligible employees of Burger King Worldwide, its subsidiaries and its parent are eligible to be granted incentive stock options under the Amended Plan. Eligibility for the grant of awards and actual participation in the Amended Plan will be determined by the Compensation Committee in its sole discretion. We currently expect that awards will generally be limited to approximately 267 employees and non-employee directors (of whom there are currently seven (7) eligible directors).

New Plan benefits

Burger King Worldwide Inc. Amended and Restated 2012 Omnibus Incentive Plan

Name and Position	Number of Units
Bernardo Hees Chief Executive Officer and Director	82,191
Daniel S. Schwartz EVP, Chief Financial Officer	546,575
Jose Cil EVP, President of Europe, Middle East and Africa	187,808
Steven Wiborg EVP, President of North America	32,876
Flavia Faugeres EVP, Global Chief Marketing Officer	41,095
Executive Group (12 persons)	1,834,678
Non-Executive Director Group	—
Non-Executive Officer Employee Group	—

Each of the persons in the table above was issued the stock options listed subject to shareholder approval of the Amended Plan. Approval of the Plan will result in the issuance of the listed stock options. The shares issuable upon exercise of these options will count towards the aggregate of 14,500,000 shares issuable under the Amended Plan. If the Amended Plan is not adopted, these options will not be issued.

Description of awards

Options

Subject to the provisions of the Amended Plan, the Compensation Committee will be permitted to grant stock options under the Amended Plan. The purchase price per share and terms of each option will be determined by the Compensation Committee; provided, however, that the purchase price will not be less than the fair market value of a share on the date that the option is granted and the option will not exceed ten (10) years from the grant date.

Stock appreciation rights

Subject to the provisions of the Amended Plan, the Compensation Committee will be permitted to grant stock appreciation rights (“SARs”) under the Amended Plan. SARs may be granted to participants either alone (“freestanding”) or in addition to other awards granted under the Amended Plan (“tandem”). A freestanding SAR will not have a term of greater than ten (10) years or, unless it is a substitute award, a grant price less than the fair market value of the share on the date of grant.

Restricted stock and restricted stock units

Subject to the provisions of the Amended Plan, the Compensation Committee will be permitted to grant awards of restricted stock and restricted stock units (“RSUs”) under the Amended Plan.

Shares of restricted stock and RSUs will be subject to any restrictions that the Committee may impose, including, any limitation on the right to vote a share of restricted stock or the right to receive any dividend or dividend equivalent. If deemed necessary, the Committee may require that, as a condition of any grant of restricted stock, the Participant will deliver a signed stock power or other instruments of assignment, which would permit transfer to Burger King Worldwide of all or a portion of the shares subject to the RSU in the event that the Award is forfeited.

Deferred stock

Under the Amended Plan, the Committee is permitted to grant deferred stock to participants, subject to the conditions that deferred stock will be settled upon expiration of the deferral period specified for an award by the Committee. In addition, deferred stock will be subject to any restrictions on transferability, risk of forfeiture and other restrictions that the Committee may impose and, the Committee, in its discretion, may award dividend equivalents with respect to awards of deferred stock.

Performance awards

The Committee may grant a performance award to a participant payable upon the attainment of specific performance goals. The Committee may grant performance awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, as well as performance awards that are not intended to qualify. If the performance award is payable in shares of restricted stock, then the shares will be transferable to the participant only upon attainment of the relevant performance goal.

Other stock-based awards

The Committee is authorized to grant to participants other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares or factors that may influence the value of Shares. The Committee will determine the terms and conditions of such awards.

Cash-based awards

The Committee is permitted to grant cash-based awards to participants. In its discretion, the Compensation Committee will determine the number of cash-based awards to grant to a participant, the duration of the period during which, and any conditions under which, the cash incentive awards will be eligible to vest or will be forfeited, and any other terms and conditions applicable.

Change of control

Unless otherwise provided in an award agreement, in the event of a change in control (as defined in the Amended Plan) a participant’s unvested award will be treated in accordance with one of the following methods as determined by the Committee:

(a) awards, whether or not vested, will be continued, assumed or have new rights substituted as determined by the Committee;

(b) The Committee, in its sole discretion, may provide for the purchase of any awards by Burger King Worldwide or an affiliate for an amount of cash equal to the excess of the change in control price of the shares covered by such Awards, over the aggregate exercise price of such awards. “Change in Control Price” will mean the highest price per Share paid in any transaction related to a change in control;

(c) The Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an award at any time.

Term of the Amended Plan

No award will be granted under the Amended Plan after ten (10) years from the original effective date for the Amended Plan. However, unless otherwise expressly provided in the Amended Plan or in an award agreement, any award granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate the award, or to waive any conditions or rights under the award, and the authority of the Board to amend the Amended Plan, will extend beyond such date.

Certain federal tax consequences of the Amended Plan

The following summary describes the U.S. federal income tax treatment associated with options awarded under the Amended Plan. The summary does not discuss state or local tax consequences, non-U.S. tax consequences or tax consequences applicable to awards other than options.

Options

Neither the grant nor the exercise of an incentive stock option (“ISO”) results in taxable income to the optionee for regular U.S. federal income tax purposes. However, an amount equal to (i) the per-share fair market value on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of Common Shares with respect to which the ISO is being exercised will count as “alternative minimum taxable income” which, depending on the particular facts, could result in liability for the “alternative minimum tax” or AMT. If the optionee does not dispose of the Common Shares issued pursuant to the exercise of an ISO until the later of the two-year anniversary of the date of grant of the ISO and the one-year anniversary of the date of the acquisition of those shares, then (a) upon a later sale or taxable exchange of the Common Shares, any recognized gain or loss would be treated for tax purposes as a long-term capital gain or loss and (b) Burger King Worldwide would not be permitted to take a deduction with respect to that ISO for federal income tax purposes.

If Common Shares acquired upon the exercise of an ISO were disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally the optionee would realize ordinary income in the year of disposition in an amount equal to the lesser of (i) any excess of the fair market value of the Common Shares at the time of exercise of the ISO over the amount paid for the Common Shares or (ii) the excess of the amount realized on the disposition of the Common Shares over the participant’s aggregate tax basis in the shares (generally, the exercise price). A deduction would be available to Burger King Worldwide equal to the amount of ordinary income recognized by the optionee. Any further gain realized by the optionee will be taxed as short-term or long-term capital gain and would not result in any deduction by Burger King Worldwide. A disqualifying disposition occurring in the same calendar year as the year of exercise would eliminate the alternative minimum tax effect of the ISO exercise. Special rules may apply where all or a portion of the exercise price of an ISO is paid by tendering shares, or if the Common Shares acquired upon exercise of an ISO are subject to substantial forfeiture restrictions.

The foregoing summary of tax consequences assumes that the ISO is exercised during employment or within three months after termination of employment. The exercise of an ISO more than three months after termination of employment will result in the tax consequences described below for non-qualified stock options (“NSOs”), except that special rules apply in the case of disability or death. An individual’s stock options otherwise qualifying as ISOs will be treated for tax purposes as NSOs (and not as ISOs) to the extent that, in the aggregate, they first become exercisable in any calendar year for stock having a fair market value (determined as of the date of grant) in excess of $100,000.

An NSO (that is, a stock option that does not qualify as an ISO) would result in no taxable income to the optionee or deduction to Burger King Worldwide at the time it is granted. An optionee exercising an NSO would, at that time, realize taxable compensation equal to (i) the per-share fair market value on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of Common Shares with respect to which the option is being exercised. If the NSO was granted in connection with employment, this taxable income would also constitute “wages” subject to withholding and employment taxes. A corresponding deduction would be available to Burger King Worldwide. The foregoing summary assumes that the Common Shares acquired upon exercise of an NSO option are not subject to a substantial risk of forfeiture.

Section 162(m)

Section 162(m) of the Code currently provides that if, in any year, the compensation that is paid to the Chief Executive Officer or to any of the three other most highly compensated executive officers (currently excluding the Chief Financial Officer) exceeds $1,000,000 per person, any amounts that exceed the $1,000,000 threshold will not be deductible by Burger King Worldwide for U.S. federal income tax purposes, unless the compensation qualifies for an exception to Section 162(m) of the Code. Certain performance-based awards under plans approved by stockholders are not subject to the deduction limit. Options and SARs that will be awarded under the Amended Plan are intended to be eligible for this performance-based exception.

Sections 409A and 457A

Sections 409A and 457A of the Code impose restrictions on nonqualified deferred compensation. Failure to satisfy these rules will result in accelerated taxation, an additional tax to the holder of the amount equal to 20% of the deferred amount, and a possible interest charge. Stock options granted with an exercise price that is not less than the fair market value of the underlying shares on the date of grant will not give rise to “deferred compensation” for this purpose unless they involve additional deferral features. Stock options that will be awarded under the Amended Plan are intended to be eligible for this exception. In addition, it is intended that the provisions of the Amended Plan comply with Sections 409A and 457A of the Code, and all provisions of the Amended Plan will be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under these rules.

What is the recommendation of the Board of Directors?

THE BOARD OF DIRECTORS RECOMMENDS THAT

YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE AMENDED AND RESTATED 2012 OMNIBUS INCENTIVE PLAN.

ADDITIONAL INFORMATION

Who will pay for this proxy solicitation?

We will bear the cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees, fiduciaries and other custodians for out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of our stock. A few of our officers and employees may participate in the solicitation of proxies without additional compensation.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding” which has been approved by the SEC. Burger King Worldwide and some brokers “household” proxy materials, delivering a single Notice and, if applicable, this proxy statement and Annual Report, to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders or they participate in electronic delivery of proxy materials. Stockholders who participate in householding will continue to access and receive separate proxy cards. This process will help reduce our printing and postage fees, as well as save natural resources. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Burger King Worldwide, Inc., 5505 Blue Lagoon Drive Miami, FL 33126, or by contacting us by telephone at (305) 378-7696.

May I propose actions for consideration at next year’s Annual Meeting of Stockholders or nominate individuals to serve as directors?

In order to be considered for inclusion in the proxy statement distributed to stockholders prior to the Annual Meeting of Stockholders in 2014, a stockholder proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received by us no later than December 2, 2013 and must comply with the requirements of Rule 14a-8. Written requests for inclusion should be addressed to: Burger King Worldwide, Inc., 5505 Blue Lagoon Drive Miami, FL 33126. The proposal should be sent to the attention of the Corporate Secretary.

Pursuant to our bylaws, stockholder proposals submitted for consideration at the 2014 Meeting but not submitted for inclusion in our proxy statement pursuant to Rule 14a-8, including stockholder nominations for candidates for election as directors, generally must be delivered to the Corporate Secretary not later than 90 days nor earlier than 120 days before the first anniversary of the date of the 2013 Annual Meeting of Stockholders. As a result, notice given by a stockholder pursuant to the provisions of our bylaws, rather than pursuant to Rule 14a-8, must be received no earlier than January 15, 2014 and no later than February 14, 2014.

Our bylaws require that any stockholder proposal must set forth a brief description of the business desired to be brought before the Annual Meeting, the name and address of the proposing stockholder as they appear in our records, the number of shares of our common stock that the stockholder owns, any material interest the stockholder has in the proposal and whether the stockholder intends to deliver a proxy statement and form of proxy to holders of at least the percentage of voting shares required to approve the proposal.

In addition to these requirements, a stockholder intending to nominate a person for election as a director must also provide the name, age, address and principal occupation or employment of the person who the stockholder proposes to nominate, as well as the number of shares of our common stock that that person owns.

The chairman of the meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

APPENDIX A

BURGER KING WORLDWIDE, INC.

AMENDED AND RESTATED 2012 OMNIBUS INCENTIVE PLAN

Section 1. Purpose. The purpose of the Burger King Worldwide, Inc. Amended and Restated 2012 Omnibus Incentive Plan is to attract, retain and reward those employees, directors and other individuals who are expected to contribute significantly to the success of the Company and its Affiliates, to incentivize such individuals to perform at the highest level, to strengthen the mutuality of interests between such individuals and the Company’s stockholders and, in general, to further the best interests of the Company and its shareholders. The Plan was originally adopted by the Board on the Effective Date, and this amendment and restatement of the Plan is effective as of the date set forth in Section 17 hereof.

Section 2. Definition.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Act” shall mean the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(b) “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by or under common control with the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee; provided that, unless otherwise determined by the Committee, the Shares subject to any Options or SAR that are granted to a service provider of an Affiliate constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Award to the excise tax under Section 409A of the Code.

(c) “Award” shall mean any Option, Stock Appreciation Right, award of Restricted Stock, Restricted Stock Unit, Deferred Stock, annual or long-term Performance Award, Other Stock-Based Award or Cash-Based Award granted under the Plan, which may be denominated or settled in Shares, cash or in such other forms as provided for herein. All Awards shall be granted by an Award Agreement.

(d) “Award Agreement” shall mean the agreement (whether in written or electronic form) or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

(e) “Beneficiary” shall mean a person or persons entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. If no such person is named by a Participant, such individual’s Beneficiary shall be the individual’s estate.

(f) “Board” shall mean the board of directors of the Company.

(g) “Cash-Based Award” means an Award granted pursuant to Section 11 of the Plan and payable in cash at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.

(h) “Change in Control” shall mean the occurrence of:

(i) any “person” (as defined in Section 13(d) of the Act) (other than the Company, its Affiliates or an employee benefit plan or trust maintained by the Company or its affiliates, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Shares of the Company) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of more than 50% of the combined voting power of the Company’s then outstanding securities (excluding any “person” who becomes such a beneficial owner (x) in connection with a transaction described in clause (A) of paragraph (ii) below or (y) in connection with a distribution to them in their capacity as a member or partner (whether general or limited partners) in 3G Special Situation Fund, L.P., a limited partnership formed under the laws of the Cayman Islands (“3G”));

(ii) the consummation of (A) a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or any parent thereof) more than 20% of the combined voting power or the total fair market value of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in paragraph (i) of this definition) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or

(iii) a complete liquidation or dissolution of the Company or the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company; other than such liquidation, sale or disposition to a person or persons who beneficially own, directly or indirectly, more than 20% of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

Notwithstanding the foregoing, (x) with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code and (y) for purposes of the Plan, the occurrence of the Registration Date or any change in the composition of the Board within one year following the Registration Date shall not be considered a Change in Control.

(i) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Any reference to any section of the Code shall also be a reference to any successor provision and any treasury regulation promulgated thereunder.

(j) “Committee” shall mean the Compensation Committee of the Board or such other committee as may be designated by the Board. If the Board does not designate the Committee, references herein to the “Committee” shall refer to the Board.

(k) “Company” shall mean Burger King Worldwide, Inc.

(l) “Covered Employee” means an individual who is (i) a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be a “covered employee” with respect to the taxable year of the Company in which any applicable Award will be paid.

(m) “Deferred Stock” shall mean a right to receive Shares or other Awards or a combination thereof at the end of a specified deferral period, granted under Section 9.

(n) “Dividend Equivalent” means a right, grated to a Participant under the plan, to receive cash, shares, other Awards or other property equal in value to dividends paid with respect to Shares.

(o) “Effective Date” shall mean the Registration Date.

(p) “Fair Market Value” means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the Shares on the applicable date: (a) as reported on the principal national securities exchange in the United States on which Shares are then traded or (b) if the Shares are not traded, listed or otherwise reported or quoted, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate taking into account the requirements of Section 409A of the Code. For purposes of the grant of any Award, the applicable date shall be the trading day immediately prior to the date on which the Award is granted. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or its designee, as applicable, or, if not a day on which the applicable market is open, the next day that it is open.

(q) “Incentive Stock Option” shall mean an option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that is intended to be and is designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(r) “Non-Qualified Stock Option” shall mean an option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that is not an Incentive Stock Option.

(s) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(t) “Other Stock-Based Award” means an Award granted pursuant to Section 11 of the Plan.

(u) “Participant” shall mean the recipient of an Award granted under the Plan.

(v) “Performance Award” means an Award granted pursuant to Section 10 of the Plan.

(w) “Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable based on one or more of the performance goals set forth in Exhibit A hereto.

(x) “Performance Period” means the period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any Performance Goals specified by the Committee with respect to such Award are measured or must be satisfied.

(y) “Plan” shall mean the Burger King Worldwide, Inc. 2012 Omnibus Incentive Plan, as the same may be amended from time to time.

(z) “Registration Date” means the “Closing Date” as defined in the certain Business Combination Agreement and Plan of Merger by and among Justice Holdings Limited, a company limited by shares incorporated with limited liability under the laws of the British Virgin Islands, Justice Delaware Holdco Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Justice (“New Holdco”), Justice Holdco LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of New Holdco and Burger King Worldwide Holdings, Inc., a Delaware corporation.

(aa) “Restricted Stock” shall mean any Share granted under Section 8.

(bb) “Restricted Stock Unit” shall mean a contractual right granted under Section 8 that is denominated in Shares. Each Restricted Stock Unit represents a right to receive one Share or the value of one Share upon the terms and conditions set forth in the Plan and the applicable Award Agreement.

(cc) “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Act as then in effect or any successor provision.

(dd) “SAR” or “Stock Appreciation Right” shall mean any right granted to a Participant pursuant to Section 7 to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 5(c), shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be.

(ee) “Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(ff) “Service” shall mean the active performance of services for the Company or an Affiliate by a person who is an employee or director of the Company or an Affiliate. Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a termination of “Service” under the Plan for purposes of payment of such Award unless such event is also a “separation from service” within the meaning of Section 409A of the Code.

(gg) “Shares” shall mean shares of the common stock of the Company.

(hh) “Subsidiary” shall mean any corporation of which stock representing at least 50% of the ordinary voting power is owned, directly or indirectly, by the Company.

(ii) “Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

(jj) “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in any entity), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in any entity) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.

Section 3. Eligibility.

(a) Any employee, director, consultant or other advisor of, or any other individual who provides services to, the Company or any Affiliate, shall be eligible to be selected to receive an Award under the Plan. Notwithstanding the foregoing, only eligible employees of the Company, its subsidiaries and its parent (as determined in accordance with Section 422(b) of the Code) are eligible to be granted Incentive Stock Options under the Plan. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion.

(b) An individual who has agreed to accept employment by the Company or an Affiliate shall be deemed to be eligible for Awards hereunder as of the date of such acceptance; provided that vesting and exercise of Awards granted to such individual are conditioned upon such individual actually becoming an employee of the Company or an Affiliate.

(c) Holders of Options and other types of Awards granted by a company acquired by the Company or with which the Company combines are eligible for grant of Substitute Awards hereunder.

Section 4. Administration.

(a) The Plan shall be administered by the Committee. The Committee shall be appointed by the Board and shall consist of not less than two directors. To the extent required by applicable law, rule or regulation, it is intended that each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3, (b) an “outside director” under Section 162(m) of the Code and (c) an “independent director” under the rules of any national securities exchange or national securities association, as applicable. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify. The Board may designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. The Committee may delegate to one or more officers of the Company the authority to grant Awards except that such delegation shall not be applicable to any Award for a person then covered by Section 16 of the Act or a Covered Employee. The Committee may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine.

(b) Subject to Section 15, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3, and with respect to Awards intended to be “performance-based,” the applicable provisions of Section 162(m) of the Code, and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

(c) Subject to the terms of the Plan and applicable law and in addition to those authorities provided in Section 4(c), the Committee (or its delegate) shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the Shares relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion); (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, or other Awards, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee, taking into consideration the requirements of Section 409A of the Code; (vii) determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award; (viii) to determine whether a Option is an Incentive Stock Option or Non Qualified Option; (ix) to modify, extend or renew an Award, provided, however, that such action does not subject the Award to Section 409A of the Code without the consent of the Participant; (x) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (xi) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xii) solely to the extent permitted by applicable law, to determine whether, to what extent and under what circumstances to provide loans (which may be on a recourse basis and shall bear interest at the rate the Committee shall provide) to Participants in order to exercise Options or acquire Shares under the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee shall have the authority to take any action that would result in a repricing of any Options or Stock Appreciation Rights, including without limitation any action that would constitute a repricing under the listed company rules of any stock exchange on which the Shares are traded, without shareholder approval.

(d) All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, the shareholders and the Participants.

Section 5. Shares Available for Awards; Per Person Limitations.

(a) Subject to adjustment as provided below, the maximum number of Shares available for issuance under the Plan is 14,500,000 Shares. The maximum number of these reserved Shares with respect to which Incentive Stock Options may be granted under the Plan shall be 14,500,000 shares. With respect to Stock Appreciation Rights settled in Shares, upon settlement, only the number of Shares delivered to a Participant (based on the difference between the Fair Market Value of the Shares subject to such Stock Appreciation Right on the date such Stock Appreciation Right is exercised and the exercise price of each Stock Appreciation Right on the date such Stock Appreciation Right was awarded) shall count against the aggregate and individual share limitations set forth under this Section 5. If any Option, Stock Appreciation Right or Other Stock-Based Awards granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of Shares underlying any unexercised Award shall again be available for the purpose of Awards under the Plan. If any shares of Restricted Stock, Performance Awards or Other Stock-Based Awards denominated in Shares awarded under the Plan to a Participant are forfeited for any reason, the number of forfeited shares of Restricted Stock, Performance Awards or Other Stock-Based Awards denominated in Shares shall again be available for purposes of Awards under the Plan. Any Award under the Plan settled in cash shall not be counted against the foregoing maximum share limitations.

(b) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company.

(c) To the extent required by Section 162(m) of the Code for Awards under the Plan to qualify as “performance-based compensation,” the following individual Participant limitations shall apply:

(i) The maximum number of Shares subject to any Award of Options, or Stock Appreciation Rights, shares of Restricted Stock, Restricted Stock Units or Other Stock-Based Awards for which the grant of such Award or the lapse of the relevant restriction period is subject to the attainment of Performance Goals in accordance with Section 10 which may be granted under the Plan during any fiscal year of the Company to any Participant shall be 2,000,000 shares per type of Award (which shall be subject to any further increase or decrease pursuant to Section 5(d)) provided that the maximum number of Shares for all types of Awards granted to any Participant does not exceed 2,000,000 shares (which shall be subject to any further increase or decrease pursuant to Section 5(d)) during any fiscal year of the Company. If a Stock Appreciation Right is granted in tandem with an Option, it shall apply against the Participant’s individual share limitations for both Stock Appreciation Rights and Options.

(ii) There are no annual individual share limitations applicable to Participants on Restricted Stock, Restricted Stock Units or Other Stock-Based Awards for which the grant, vesting or payment (as applicable) of any such Award is not subject to the attainment of Performance Goals.

(iii) The maximum number of Shares subject to any Performance Award which may be granted under the Plan during any fiscal year of the Company to any Participant shall be 2,000,000 shares (which shall be subject to any further increase or decrease pursuant to Section 5(d)) with respect to any fiscal year of the Company.

(iv) The maximum value of a cash payment made under a Performance Award which may be granted under the Plan with respect to any fiscal year of the Company to any Participant shall be $10,000,000.

(v) The individual Participant limitations set forth in this Section 5(c) (other than Section 5(c)(iii)) shall be cumulative; that is, to the extent that Shares for which Awards are permitted to be granted to a Participant during a fiscal year are not covered by an Award to such Participant in a fiscal year, the number of Shares available for Awards to such Participant shall automatically increase in the subsequent fiscal years during the term of the Plan until used.

(d) Changes

(i) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (b) any merger or consolidation of the Company or any Affiliate, (c) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares (d) the dissolution or liquidation of the Company or any Affiliate, (e) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (f) any other corporate act or proceeding.

(ii) Subject to the provisions of Section 5(d)(iv), if there shall occur any such change in the capital structure of the Company by reason of any stock split, reverse stock split, stock dividend, extraordinary dividend, subdivision, combination or reclassification of shares that may be issued under the Plan, any recapitalization, any merger, any consolidation, any spin off, any reorganization or any partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing (a “Corporate Event”), then (i) the aggregate number and/or kind of shares that thereafter may be issued under the Plan, (ii) the number and/or kind of shares or other property (including cash) to be issued upon exercise of an outstanding Award granted under the Plan, and/or (iii) the purchase price thereof, shall be appropriately adjusted. In addition, subject to Section 5(d)(iv), if there shall occur any change in the capital structure or the business of the Company that is not a Corporate Event (an “Other Extraordinary Event”), including by reason of any ordinary dividend (whether cash or stock), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of stock, or any sale or transfer of all or substantially all of the Company’s assets or business, then the Committee, in its sole discretion, may adjust any Award and make such other adjustments to the Plan. Any adjustment pursuant to this Section 5(d) shall be consistent with the applicable Corporate Event or the applicable Other Extraordinary Event, as the case may be, and in such manner as the Committee may, in its sole discretion, deem appropriate and equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan. Any such adjustment determined by the Committee shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and permitted assigns. Except as expressly provided in this Section 5(d) or in the applicable Award Agreement, a Participant shall have no rights by reason of any Corporate Event or any Other Extraordinary Event.

(iii) Fractional shares of Shares resulting from any adjustment in Awards pursuant to Section 5(d)(i) or Section 5(d)(ii) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

(iv) In the event of a merger or consolidation of the Company or in the event of any transaction that results in the acquisition of substantially all of the Company’s outstanding Shares by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company’s assets (all of the foregoing being referred to as an “Acquisition Event”), then the Committee may, in its sole discretion, terminate all outstanding and unexercised Options, Stock Appreciation Rights, or any Other Stock-Based Award that provides for a Participant elected exercise, effective as of the date of the Acquisition Event, by (i) cashing-out such Awards upon the date of consummation of the Acquisition Event, or (ii) delivering notice of termination to each Participant at least 5 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of such Participant’s Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award Agreements), but any such exercise shall be contingent on the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void. If an Acquisition Event occurs but the Committee does not terminate the outstanding Awards pursuant to this Section 5(d)(iv), then the provisions of Section 5(d)(ii) and Section 13 shall apply.

(e) Shares underlying Substitute Awards and Shares underlying awards that can only be settled in cash shall not reduce the number of Shares remaining available for issuance under the Plan.

(f) Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued Shares are issued under the Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

(g) The maximum number of Shares subject to any Award which may be granted under the Plan during any fiscal year of the Company to any director shall be 1,000,000 Shares (which shall be subject to any further increase or decrease pursuant to Section 5(d)).

Section 6. Options.

The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) The purchase price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such purchase price shall not be less than the 100% (or 110% in the case of an Incentive Stock Option granted to a person owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its subsidiaries or its parent, determined in accordance with Section 422(b)(6)) of the Code) of the Fair Market Value of a Share on the date of grant of such Option.

(b) The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant thereof.

(c) The Committee shall determine the time or times at which an Option may be exercised in whole or in part.

(d) To the extent vested and exercisable, Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of Shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Shares are traded on a national securities exchange, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, having the Company withhold Shares issuable upon exercise of the Option, or by payment in full or in part in the form of Shares owned by the Participant, based on the Fair Market Value of the Shares on the payment date as determined by the Committee). No Shares shall be issued until payment therefor, as provided herein, has been made or provided for.

(e) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any subsidiary or any parent exceeds $100,000, such Options shall be treated as Non Qualified Options. Should any provision of the Plan not be necessary in order for the Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company. Should any provision of the Plan not be necessary in order for the Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company. To the extent that any such Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof which does not so qualify shall constitute a separate Non-Qualified Stock Option.

Section 7. Stock Appreciation Rights.

(a) The Committee is hereby authorized to grant Stock Appreciation Rights (“SARs”) to Participants with terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan.

(b) SARs may be granted hereunder to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Options granted under Section 6.

(c) Any tandem SAR related to an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. In the case of any tandem SAR related to any Option, the SAR or applicable portion thereof shall not be exercisable until the related Option or applicable portion thereof is exercisable and shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the SAR. Any Option related to any tandem SAR shall no longer be exercisable to the extent the related SAR has been exercised.

(d) A freestanding SAR shall not have a term of greater than 10 years or, unless it is a Substitute Award, an exercise price less than 100% of Fair Market Value of the Share on the date of grant.

Section 8. Restricted Stock and Restricted Stock Units.

(a) The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.

(b) Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or dividend equivalent or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(c) Any share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares subject to the Restricted Stock Award in the event that such Award is forfeited in whole or part.

(d) The Committee may in its discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(e) The Committee, in its discretion, may award Dividend Equivalents with respect to Awards of Restricted Stock Units.

(f) If the Committee intends that an Award under this Section 8 shall constitute or give rise to “qualified performance based compensation” under Section 162(m) of the Code, such Award may be structured in accordance with the requirements of Section 10, including without limitation, the Performance Goals and the Award limitation set forth therein, and any such Award shall be considered a Performance Award for purposes of the Plan.

Section 9. Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, subject to the following terms and conditions:

(a) Deferred Stock shall be settled upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be satisfied by delivery of Shares, other Awards, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(b) The Committee, in its discretion, may award Dividend Equivalents with respect to Awards of Deferred Stock.

Section 10. Performance Awards.

(a) The Committee may grant a Performance Award to a Participant payable upon the attainment of specific Performance Goals. The Committee may grant Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, as well as Performance Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code. If the Performance Award is payable in shares of Restricted Stock, such shares shall be transferable to the Participant only upon attainment of the relevant Performance Goal in accordance with Section 8. If the Performance Award is payable in cash, it may be paid upon the attainment of the relevant Performance Goals either in cash or in shares of Restricted Stock (based on the then current Fair Market Value of such shares), as determined by the Committee, in its sole and absolute discretion. Each Performance Award shall be evidenced by an Award Agreement in such form that is not inconsistent with the Plan and that the Committee may from time to time approve. With respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall condition the right to payment of any Performance Award upon the attainment of objective Performance Goals established pursuant to Section 10(b)(iii).

(b) Terms and Conditions. Performance Awards awarded pursuant to this Section 10 shall be subject to the following terms and conditions:

(i) Earning of Performance Award. At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the Performance Goals established pursuant to Section 10(b) are achieved and the percentage of each Performance Award that has been earned.

(ii) Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, Performance Awards may not be Transferred during the Performance Period.

(iii) Objective Performance Goals, Formulae or Standards. With respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall establish the objective Performance Goals for the earning of Performance Awards based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) the impact of any of the following that the Committee determines to be appropriate: (i) corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances, (ii) restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges as described in Accounting Principles Board Opinion No. 30 and/or management’s discussion and analysis of financial condition and results of operations appearing or incorporated by reference in the Company’s Form 10-K for the applicable year; (iii) an event either not directly related to the operations of the Company or any of its Affiliates or not within the reasonable control of the Company’s management, (iv) a change in tax law or accounting standards required by generally accepted accounting principles, or (v) such other exclusions or adjustments as the Committee specifies at the time the Award is granted. To the extent that any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect, with respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(c) Dividends. Unless otherwise determined by the Committee in an Award Agreement, amounts equal to dividends declared during the Performance Period with respect to the number of Shares covered by a Performance Award will not be paid to the Participant.

(d) Payment. Following the Committee’s determination in accordance with Section 10(b)(i) the Company shall settle Performance Awards, in such form (including, without limitation, in Shares or in cash) as determined by the Committee, in an amount equal to such Participant’s earned Performance Awards. Notwithstanding the foregoing, the Committee may, in its sole discretion, award an amount less than the earned Performance Awards and/or subject the payment of all or part of any Performance Award to additional vesting, forfeiture and deferral conditions as it deems appropriate.

(e) Termination. Subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s termination of Service for any reason during the Performance Period for a given Performance Award, the Performance Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant.

(f) Accelerated Vesting. Based on service, performance and/or such other factors or criteria, if any, as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Performance Award.

Section 11. Other Stock-Based and Cash Based Awards.

(a) The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof, Shares awarded purely as a bonus and not subject to restrictions or conditions, or any other factors designated by the Committee. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, notes, or other property, as the Committee shall determine. Unless otherwise determined by the Committee in a Award Agreement, the recipient of an Award under this Section 11 shall not be entitled to receive, currently or on a deferred basis, dividends or Dividend Equivalents in respect of the number of Shares covered by the Award.

(b) The Committee may from time to time grant Cash-Based Awards to Participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as it shall determine in its sole discretion. Cash-Based Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time in its sole discretion. The grant of an Cash-Based Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder.

Section 12. Effect of Termination of Service on Awards. The Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, the circumstances in which Awards shall be exercised, vested, paid or forfeited in the event a Participant ceases to provide Service to the Company or any Affiliate prior to the end of a performance period or exercise or settlement of such Award.

Section 13. Change in Control Provisions. In the event of a Change in Control, and except as otherwise provided by the Committee in an Award Agreement, a Participant’s unvested Award shall be treated in accordance with one of the following methods as determined by the Committee:

(a) Awards, whether or not then vested, shall be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 5(d) hereof, as determined by the Committee, and restrictions to which shares of Restricted Stock or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control and the Restricted Stock or other Award shall, where appropriate in the sole discretion of the Committee, receive the same distribution as other Shares on such terms as determined by the Committee; provided that the Committee may decide to award additional Restricted Stock or other Awards in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Option shall comply with the requirements of Treasury Regulation Section 1.424-1 (and any amendment thereto).

(b) The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate for an amount of cash (either on a current basis or, to the extent such right does not subject the Award to the excise tax under Section 409A of the Code, a deferred basis) equal to the excess of the Change in Control Price (as defined below) of the Shares covered by such Awards, over the aggregate exercise price of such Awards. For purposes of this Section 13(b), “Change in Control Price” shall mean the highest price per Share paid in any transaction related to a Change in Control of the Company.

(c) Notwithstanding any other provision herein to the contrary, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at any time.

(d) If and to the extent that the approach chosen by the Committee results in an acceleration or potential acceleration of the exercisability, vesting or settlement of any Award, the Committee may impose such conditions upon the exercise, vesting and/or settlement of the Award (including without limitation a requirement that some or all of the proceeds from the accelerated portion of the Award be held in escrow and/or remain subject to risks of forfeiture or other conditions) as it shall determine; provided that those risks of forfeiture or other conditions are not in the good faith judgment of the Committee more restrictive than those under the original terms of the Award Agreement and do not result in any violation of Section 409A of the Code. The Committee shall give written notice of any proposed transaction referred to in this Section 13(d) at a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his or her exercise of any Awards upon the consummation of the transaction.

Section 14. General Provisions Applicable to Awards.

(a) Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(b) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c) Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in the form of cash, Shares, other securities or other Awards, or any combination thereof, as determined by the Committee in its discretion at the time of grant, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee and in compliance with Section 409A of the Code. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest (or no interest) on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(d) Except as may be permitted by the Committee or as specifically provided in an Award Agreement, (i) no Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner other than by will or the law of descent, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person, and (ii) each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(e) A Participant may designate a Beneficiary or change a previous beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose. If no Beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, the Beneficiary shall be the Participant’s estate.

(f) All certificates for Shares and/or Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g) The Committee may impose restrictions on any Award with respect to non-competition, confidentiality and other restrictive covenants, as it deems necessary in its sole discretion and/or for the clawing back of any rights or benefits under any Awards as a result of any breaches of any of the foregoing covenants and/or for any reasons specified in the Award Agreement or in any employment or other agreement between the Company or any Affiliate and the Participant, and/or for clawing back any rights or benefits under any Awards to the extent provided under any Company policies (including without limitation any policies adopted or amended to comply with applicable securities or other laws or stock exchange requirements, whether those policies were adopted or amended before or after the date on which the Award was granted).

Section 15. Amendments and Termination.

(a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is required by the listed company rules of the stock exchange, if any, on which the Shares are principally traded or quoted or (ii) the consent of the Participant, if such action would adversely affect the rights of such Participant under any outstanding Award, except to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax efficient manner and in compliance with local rules and regulations.

(b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award, provided, however, that no such action shall adversely affect the rights of any affected Participant or holder or beneficiary under any Award theretofore granted under the Plan, except to the extent any such action is made to cause the Plan to comply with applicable law, stock exchange rules and regulations or accounting or tax rules and regulations; provided further that the Committee’s authority under this Section 15(b) is limited in the case of Awards subject to Section 10(b), as set forth in Section 10(b).

(c) Except as noted in Section 10(b), the Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including, without limitation, the events described in Section 5(d)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d) Any provision of the Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award, to the extent that such authority does not cause the Award to become subject to the excise tax pursuant to Section 409A of the Code.

(e) The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 16. Miscellaneous.

(a) The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any right that is greater than those of a general unsecured creditor of the Company.

(b) No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award which does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants hereunder.

(c) The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of Shares or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. Any statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Committee, by reducing the number of Shares otherwise deliverable or by delivering Shares already owned. Any fraction of a Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

(d) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in such Award.

(f) If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(g) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(h) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(i) No Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

(j) Unless otherwise determined by the Committee, as long as the Shares are listed on a national securities exchange or system sponsored by a national securities association, the issuance of Shares pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such Shares unless and until such Shares are so listed, and the right to exercise any Option or other Award with respect to such Shares shall be suspended until such listing has been effected. If at any time counsel to the Company shall be of the opinion that any sale or delivery of Shares pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to Shares or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company. A Participant shall be required to supply the Company with certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

(k) No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefit under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

(l) All elections and transactions under the Plan by persons subject to Section 16 of the Act involving Shares are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

(m) The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

Section 17. Effective Date of the Plan. The Plan, as amended and restated, shall be effective as of February 14, 2013, which is the date of its adoption by the Board, subject to the approval of Plan, as amended and restated herein, by the stockholders of the Company in accordance with the requirements of the laws of the State of Delaware.

Section 18. Term of the Plan. No Award shall be granted under the Plan after ten years from the Effective Date. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

Section 19. Section 409A of the Code.

(a) The Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period.

(b) Notwithstanding the forgoing, the Company does not make any representation to any Participant or Beneficiary as to the tax consequences of any Awards made pursuant to this Plan, and the Company shall have no liability or other obligation to indemnity or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest or penalties that the Participant or any Beneficiary may incur as a result of the grant, vesting, exercise or settlement of an Award under this Plan.

Section 20. Governing Law; Waiver of Jury Trial. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws). Any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

EXHIBIT A

PERFORMANCE GOALS

To the extent permitted under Section 162(m) of the Code, performance goals established for purposes of Awards intended to be “performance-based compensation” under Section 162(m) of the Code, shall be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in one or more of the following performance goals, which may include performance relative to the Company’s peers or those of the Company’s Affiliates or to the industry or industries in which the Company and/or its affiliates operates:

•	earnings per share;

•	net earnings;

•	operating income;

•	gross income;

•	net income (before or after taxes);

•	cash flow (including free cash flow, operating cash flow and cash flow return on investment);

•	gross profit;

•	profit before taxes;

•	operating profit;

•	gross profit return on investment;

•	gross margin return on investment;

•	gross margin;

•	operating margin;

•	working capital;

•	earnings before interest and taxes;

•	earnings before interest, tax, depreciation and amortization;

•

net income before depreciation and amortization, interest expense, net, loss on early extinguishment of debt, and income tax expense, and excluding the impact of share-based compensation, other operating income (expense), net, and any other identified costs associated with non-recurring projects.

•	earnings ratios;

•	return on equity;

•	return on assets;

•	return on capital;

•	return on invested capital;

•	net revenues;

•	gross revenues;

•	revenue growth;

•	annual recurring revenues;

•	recurring revenues;

•	license revenues;

•	sales or market share;

•	total shareholder return;

•	economic value added;

•	customers or customer growth;

•	number of restaurants or restaurant growth;

•	restaurant traffic;

•	inventory turnover;

•	receivable turnover;

•	financial return ratios;

•	customer satisfaction surveys;

•	productivity;

•

specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or that of any of its Affiliates or other long-term or short-term public or private debt or other similar financial obligations of the Company or any of its Affiliates, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion;

•	the fair market value of a Share;

•	Share price (including, but not limited to, growth in Share price);

•	the growth in the value of an investment in the Share assuming the reinvestment of dividends;

•	reduction in operating and/or other expenses;

•	Restaurant cleanliness and/or other operational, safety and/or quality metrics measured by the Company or any of its Affiliates;

•	Restaurant image or remodeling; or

•	Product innovation or menu.

With respect to Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, to the extent permitted under Section 162(m) of the Code, the Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence, or of any item, reflected in Section 10(b)(iii) of the Plan that the Committee determines should be appropriately excluded or adjusted.

Performance goals may also be based upon individual participant performance goals, as determined by the Committee, in its sole discretion. In addition, Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code may be based on the performance goals set forth herein or on such other performance goals as determined by the Committee in its sole discretion.

In addition, such performance goals may be based upon the attainment of specified levels of Company (or subsidiary, other Affiliate, division, other operational unit, administrative department or product category of the Company or any of its Affiliates) performance under one or more of the measures described above relative to the performance of other corporations. With respect to Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, to the extent permitted under Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may also:

(a)	designate additional business criteria on which the performance goals may be based; or

(b)	adjust, modify or amend the aforementioned business criteria.

ANNUAL MEETING OF BURGER KING WORLDWIDE, INC.

	For	Withhold	Directors Recommend
01 Bernardo Hees	☐	☐	For
02 Alexandre Behring	☐	☐	For
03 Martin E. Franklin	☐	☐	For
04 Paul J. Fribourg	☐	☐	For
05 Alan Parker	☐	☐	For
06 Carlos Alberto Sicupira	☐	☐	For
07 Marcel Herrmann Telles	☐	☐	For
08 Alexandre Van Damme	☐	☐	For

6: Any other business properly brought before the meeting.

Please Sign Here ______ Please Date Above ______

Please Sign Here ______ Please Date Above ______

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

VOTED BY:

INTERNET

Go To
www.proxypush.com/BKW
- Cast your vote online.
- View Meeting Documents.

OR

TELEPHONE

Call
866-390-5360
- Use any touch-tone telephone.
- **Have your Proxy Card/Voting Instruction Form ready.**
- Follow the simple recorded instructions.

OR

MAIL
- Mark, sign and date your Proxy Card/Voting Instruction Form.
- Detach your Proxy Card/Voting Instruction Form.
- Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

PROXY TABULATOR FOR

BURGER KING WORLDWIDE, INC.
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

OFFICE #

ANNUAL MEETING OF BURGER KING WORLDWIDE, INC. Annual Meeting of Burger King Worldwide, Inc. Date: MAY 15, 2013 to be held on Wednesday, MAY 15, 2013 Time: 9:00 A.M. (Local Time) for Holders as of MARCH 18, 2013 Place: 5505 Blue Lagoon Drive, Miami, FL 33126 This proxy is being solicited on behalf of the Board of Directors Please make your marks like this: Use dark black pencil or pen only VOTED BY: Board of Directors Recommends a Vote FOR proposals 1, 2, 4, and 5 INTERNET TELEPHONE and ONE YEAR on proposal 3. Call provided. Go www. To proxypush.com/BKW 866-390-5360 1: Election of the eight (8) directors Cast your vote online. Use any touch-tone telephone. specically named in the proxy OR View Meeting Documents. Have your Proxy Card/Voting Instruction Form ready. statement, each for a term of one Directors Follow the simple recorded instructions. (1) year. Recommend envelope MAIL For Withhold 01 Bernardo Hees Forthe OR Mark, sign and date your Proxy Card/Voting Instruction Form. in Detach your Proxy Card/Voting Instruction Form. 02 Alexandre Behring For Return your Proxy Card/Voting Instruction Form in the 03 Martin E. Franklin For portion postage-paid envelope provided. 04 Paul J. Fribourg For The undersigned hereby appoints Jill Granat and Daniel S. Schwartz, and each or either of them, as the true and 05 Alan Parker For this 06 Carlos Alberto Sicupira For lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each just of them, to vote all the shares of capital stock of Burger King Worldwide, Inc. which the undersigned is entitled to 07 Marcel Herrmann Telles For vote at said meeting and any adjournment thereof upon the matters specied and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful 08 Alexandre Van Damme For return attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking and any proxy heretofore given. For Against Abstain For THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION 2: Approval, on an advisory basis, of the compensation paid by Burger King IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE Worldwide, Inc. to its named executive PROPOSALS IN ITEMS 2, 4, AND 5 AND ONE YEAR IN ITEM 3. officers (the “say-on-pay vote”). 1 year 2 years 3 years Abstain perforation All votes must be received by 5:00 P.M., Eastern Time, May 14, 2013. 3: Approval, on an advisory basis, of the 1 Yearthe frequency of the say-on-pay vote in the future. at 4: LLP Ratication as the independent of the appointment registered of KPMG public For PROXY TABULATOR FOR Inc. accounting for 2013. rm of Burger King Worldwide, BURGER KING WORLDWIDE, INC. carefully P.O. BOX 8016 Approval of our Amended and Restated 2012 CARY, NC 27512-9903 5: Omnibus Incentive Plan (the “Plan”), which For will increase the shares available for issuance separate under the Plan from 8,500,000 to 14,500,000. 6: the Any meeting. other business properly brought before Please Authorized Signatures - This section must be EVENT # completed for your Instructions to be executed. Date Above CLIENT # Please Sign Here Please Please Sign Here Please Date Above OFFICE # Please sign exactly as your name(s) appears on your stock certicate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized

Proxy — BURGER KING WORLDWIDE, INC. Annual Meeting of Stockholders MAY 15, 2013, 9:00 a.m. (Eastern Daylight Time) This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints Jill Granat and Daniel S. Schwartz (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of BURGER KING WORLDWIDE, INC., a Delaware corporation (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the 5505 Blue Lagoon Drive, Miami, FL 33126 on Wednesday, MAY 15, 2013 at 9:00 a.m. (EDT) and all adjournments thereof. Please The purpose of the Annual Meeting is to take action on the following: 1. Election of the eight (8) directors specically named in the proxy statement, separate each for a term of one (1) year. 2. Approval, on an advisory basis, of the compensation paid by Burger King carefully Worldwide, Inc. to its named executive officers (the “say-on-pay vote”). at 3. Approval, on an advisory basis, of the frequency of the say-on-pay vote in the the future. 4. Ratication of the appointment of KPMG LLP as the independent registered public accounting rm of Burger King Worldwide, Inc. for 2013. perforation 5. Approval of our Amended and Restated 2012 Omnibus Incentive Plan (the “Plan”), which will increase the shares available for issuance under the Plan and from 8,500,000 to 14,500,000. return 6. Any other business properly brought before the meeting. just The 8 directors up for re-election are: Bernardo Hees, Alexandre Behring, this Martin E. Franklin, Paul J. Fribourg, Alan Parker, Carlos Alberto Sicupira, Marcel Herrmann Telles and Alexandre Van Damme. portion The Board of Directors of the Company recommends a vote “FOR” proposals 1, in 2, 4 and 5 and one year on proposal 3. the This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees envelope for director and “FOR” each proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come provided before the Annual Meeting or any adjournment or postponement thereof. . You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card. To attend the meeting and vote your shares in person, please mark this box.